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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
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Anywhere Real Estate Inc.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF 2024 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

A Letter from our Chief Executive Officer                    March 19, 2024
Dear Stockholders:
Anywhere Real Estate Inc. drove meaningful results in 2023, reinforcing our consistent track record and our leadership position in the real estate industry. In a challenging year for the housing market, we generated solid Operating EBITDA and free cash flow, reduced our debt, invested in the business for future growth, overdelivered on our cost savings, and mitigated risk by reaching a nationwide settlement in our antitrust litigation.
We are optimistic about the opportunities for Anywhere in the year ahead as we utilize our financial strength, propel our strategic priorities forward, and leverage our competitive advantages to deliver even greater value to our affiliated agents, franchisees, and stockholders.
Strategic Leadership
In 2023, Anywhere continued to invest in our strategic vision while transforming our cost structure. We harnessed our competitive advantages to capture future growth, integrating our brokerage and title operations to streamline the transaction experience; strengthening our high-octane franchise network; furthering our valuable luxury leadership; and driving our ambitious product, technology, and generative AI agenda.
We reinforced our industry leadership by successfully architecting the first nationwide settlement in the seller antitrust class action litigation, allowing our leadership and investments to fully focus on supporting our customers and advancing our strategic goals, not on litigation. We are pleased with this outcome and look forward to our final approval hearing in May.
Cost and Capital Structure Progress
Even in 2023’s tough housing market, Anywhere made financial progress to improve both our cost and capital structures, amplifying our future earning power. We continued to focus on permanently lowering our cost base, realizing approximately $220 million of cost savings in the year, about 10% higher than our target. We also anticipate another $100 million in savings in 2024.
Debt reduction remains a top capital allocation priority for Anywhere, and we are committed to further improving our capital structure. In 2023, we reduced debt by over $300 million, achieving an impressive $900 million in debt reduction since 2019.
Talent and Culture Power
Anywhere is consistently recognized as a home for top talent, named one of Fortune’s America’s Most Innovative Companies 2023 and one of Forbes’ 2023 World’s Best Employers for the third year in a row, in addition to our designation as a Great Place to Work® for the sixth year. We were also once again honored for our culture of integrity as one of the World’s Most Ethical Companies® for the 13th consecutive year.
We believe our strong focus on attracting, retaining, and developing phenomenal talent is a meaningful strategic advantage. We continue to engage the Board in our talent and succession planning focus. This includes welcoming new leaders and innovators like Rudy Wolfs, our recently appointed Chief Technology Officer, to lead critical areas for our long-term vision.
Moving to What’s Next
In a challenging year for real estate, Anywhere continued to execute on what we could control while propelling our long-term strategic vision. As we look ahead to 2024 and a potentially improving housing market, we will continue to build on our competitive advantages, accelerate our strategic agenda, and amplify our leadership power to set Anywhere up for future growth.
I am especially energized by the opportunity ahead for Anywhere as we lead the world on a better real estate journey and charge forward in our mission to empower everyone’s next move.
On behalf of our Board of Directors, my senior leadership team, and our employees, thank you for your continued support of and investment in Anywhere.
Sincerely,
Ryan M. Schneider
Chief Executive Officer and President

A Letter from our Independent Chairman of the Board            March 19, 2024
To Our Stockholders:
In 2023, Anywhere Real Estate Inc. distinguished itself as a proven leader in the real estate industry, capitalizing on its strengths and accelerating its strategic vision for the future. Even in the face of a very challenging housing market and uncertainties in the real estate brokerage industry, Anywhere delivered significant results in the areas directly within its control, including significant cost reduction, exceptional risk management mitigation, continued growth in our luxury brands, effective management of the balance sheet, and talent and employee engagement. As the industry faces change ahead, we remain focused on seizing this moment to leverage our distinct advantages and position Anywhere for greatness into the future.
The Board of Directors is confident that, under the leadership of CEO Ryan Schneider and his management team, Anywhere is uniquely equipped to lead the real estate industry through this transformational time with the vision, agility, and integrity required to not only face, but help shape, an even brighter future.
Throughout the year, the Board continued to focus on key areas including:
Investor Outreach
The Board continues to prioritize direct engagement with our investors and maintains a proactive investor outreach program. For the sixth consecutive year, the Board engaged directly with our stockholders, meeting with seven of our top ten stockholders in 2023, covering key topics such as strategy, leadership, governance and compensation.
We greatly value investor feedback, including feedback on adjusting executive compensation plans to support both strategic and retention goals as we navigate a fluctuating housing market. Based on the suggestion of several investors, we incorporated metrics within the control of our management team to reward critical strategic progress in addition to financial performance. This effort allows us to both mitigate swings in compensation as a result of macroeconomic conditions and also focus on retaining exceptional executive talent like our CEO during a continued market downturn and industry uncertainty. We remain committed to building upon our governance and compensation best practices and continuing to gather and implement feedback from investors.
Successful Navigation of Litigation Uncertainties
The Board, with significant oversight by its Ad Hoc Special Committee, worked with management to navigate industry-wide challenges and, in particular, we are pleased to have received preliminary court approval of our nationwide settlement agreement in the sell-side antitrust class action litigation. Our efforts to resolve these claims remove future uncertainty and legal expense for Anywhere, our franchisees, and affiliated agents, allowing us to focus more intently on delivering the future.
Strategy and Capital Allocation
The Board continues to be closely involved in the oversight of the Anywhere strategy, which is centered around accelerating growth in our core business, simplifying the sale and purchase of a home, and transforming our cost structure. We believe we can leverage our unique advantages and integrated business model to lead through near-term housing challenges and propel our strategic vision for the future.
During 2023, the Board (with oversight by the Ad Hoc Special Committee) and management opportunistically addressed its balance sheet and focused on debt reduction, even in a challenging landscape. The Company reduced its overall debt by more than $300 million during the year, and the Board continues to prioritize opportunities to further reduce our debt while identifying efficiencies to drive long-term value and thoughtfully investing in our future.
Board Governance
We take pride in our commitment to strong board governance, reinforced by our Nominating & Corporate Governance Committee. With the addition of Joe Lenz, Managing Director at TPG Angelo Gordon, and Egbert Perry, CEO of Integral LLC and former Chair of Fannie Mae, the Anywhere Board now comprises 13 directors, 12 of whom are independent for purposes of New York Stock Exchange listing standards.
On behalf of your Board of Directors, thank you for your continued investment in Anywhere. We appreciate the opportunity to serve the Company on your behalf.
Michael J. Williams
Independent Chairman of the Board

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 2, 2024
Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Anywhere may attend the Annual Meeting.
See Frequently Asked Questions—How do I attend the Annual Meeting on page 88.
We intend to hold the Annual Meeting as a virtual-only meeting. Accordingly, there will not be a physical meeting location. You will be able to attend the meeting online, examine a list of our stockholders of record, submit your questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/HOUS2024.
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet before the Annual Meeting, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by Internet during the Annual Meeting.
By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary

March 19, 2024

Time:	9:00 a.m., Eastern Daylight Time
Place:	www.virtualshareholdermeeting.com/HOUS2024

Record Date
Owners of Anywhere Real Estate Inc.* common stock as of March 6, 2024, are entitled to notice of, and to vote at, the 2024 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the "Annual Meeting").

Purposes of the meeting
1.	to elect thirteen Directors for a term expiring at the 2025 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2024
4.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting

The matters specified for voting above are more fully described in the attached proxy statement.

Important Notice Regarding Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2023, are available on the Investors section of our website at www.anywhere.re

* Except as otherwise indicated or unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "the Company," "Anywhere" and "Anywhere Real Estate" refer to Anywhere Real Estate Inc. and our consolidated subsidiaries, including but not limited to Anywhere Real Estate Group LLC. References in this proxy statement to "Anywhere Group" mean Anywhere Real Estate Group LLC.		Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.
This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Anywhere Real Estate Inc. for use at the Annual Meeting. On or about March 19, 2024, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

to this proxy statement.

Forward Looking Statements. This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, "believes", "expects", "forecasted", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Forward-Looking Statements”, "Summary of Risk Factors", “Risk Factors”, "Legal Proceedings" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.
Non-GAAP Financial Measures. This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Operating EBITDA (and Plan Operating EBITDA) and Cumulative Free Cash Flow. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A to this proxy statement.

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting

PROPOSALS TO BE PRESENTED AT THE 2024 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of Thirteen Director Nominees	Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Anywhere's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.
Go to page 28 for additional information on Proposal 1

Proposal 2	The Board recommends a vote FOR this proposal
Advisory Vote on Executive Compensation Program
Our independent Compensation and Talent Management Committee designed our 2023 executive compensation program to attract, motivate and retain high-performing executives particularly in light of a deep downturn in the real estate market and the challenging industry litigation and regulatory climate with a view that executive compensation is tied to achievement of our strategic and business goals and aligned with long-term value creation.

Go to our Compensation Discussion and Analysis ("CD&A") on page 39 and Proposal 2 on page 81 for additional information on our executive compensation program

Proposal 3	The Board recommends a vote FOR this proposal
Ratification of the Appointment of the Independent Registered Public Accounting Firm
As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.

Go to page 82 for additional information on Proposal 3

KEY BUSINESS HIGHLIGHTS
The challenges in the residential real estate market continued in 2023, with sales of existing homes continuing to fall (sales have declined 33% since the beginning of 2022, according to Fannie Mae). Despite these challenges, we maintained focus on our strategic priorities. Specifically, we reduced debt, realized substantial cost savings and mitigated substantial litigation uncertainties (avoiding a devastating, multi-billion dollar judgment in our sell-side antitrust class action litigation) while still generating $200 million of Operating EBITDA.
Management continued to focus on improving the Company's debt profile in 2023, reducing the principal amount of debt by $308 million through a combination of debt exchange transactions, open market repurchases and reduction of our outstanding revolver balance. The debt exchange transactions reduced our total principal amount of debt by approximately $160 million while incurring minimal incremental interest expense and retaining our flexibility and long-dated maturities. Our opportunistic open market repurchases of Senior Notes due 2029 and Senior Notes due 2030 allowed us to capture approximately $20 million of discount, further reducing the principal amount of our debt

2024 Proxy Statement	1

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by approximately $70 million. We also reduced the amount outstanding under our revolving credit facility by $65 million. These achievements were in addition to our debt profile improvements between 2020 and 2022, when we reduced the principal amount of our debt by $600 million, extended our maturities, shifted our debt from mostly secured debt to unsecured debt and reduced our interest expense.
In a historically challenging residential real estate market, which was accelerated by the series of rapid interest rate hikes initiated by the U.S. Federal Reserve in March 2022 intended to tame inflation, we continued to take decisive action on our cost savings initiatives, overachieving our 2023 goal by 10% and realizing cost savings of approximately $220 million in 2023 and approximately $370 million in the past two years. We also prudently managed our cash.
Finally, the Company was the first to reach a nationwide settlement of the sell-side antitrust class actions against it and other industry participants. The $83.5 million settlement releases the Company, and all its subsidiaries, brands, affiliated agents, and franchisees. Subsequent to our settlement, the non-settling defendants received a $1.785 billion (before trebling) judgment based on claims representing a small fraction of the potential nationwide claims. In addition, the non-settling defendants and other industry participants now face a significant number of additional cases brought in other jurisdictions on similar grounds. The Company’s settlement, which was driven by our management team in close collaboration with our Board, avoided a devastating monetary judgment, provided a defense against the additional sell-side antitrust cases being brought around the country, removed significant future uncertainty for the Company, its employees, agents and franchisee, greatly reduced ongoing legal expenses and management distraction, and served the best interests of the Company, our affiliated agents and franchisees, and stockholders.

EXECUTIVE COMPENSATION HIGHLIGHTS
2023 Target Compensation Emphasized Performance-Based Compensation Aligned with Strategy
We have an established pay-for-performance compensation philosophy that rewards our NEOs for their achievements, reinforces ethical behavior and aligns compensation with stockholder interests in both short-term performance and long-term value creation via various metrics.
The CEO's 2023 target direct compensation, which was set by the Board in February 2023(1), included:

91% of 2023 CEO Target Direct Compensation(1) is "At-Risk" and 61% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Base Salary	Attract and retain talent	9%
	Cash (Short-Term Incentive)		Total: 27%
●	Annual Incentive	Drive short-term performance	18%	●
	Equity (Long-Term Incentive)(2)		Total: 73%
●	Performance-Based PSUs(3)	Long-term value creation	43%	●
●	Time-Based RSUs	Align with stockholder interests	29%
(1)Target direct compensation includes base salary, annual cash incentive under our Executive Incentive Plan (EIP) at target and the value assigned by the Compensation and Talent Management Committee to long-term incentive (equity) awards including performance share units (PSUs) at target and restricted stock units (RSUs), but excludes the cash-based Exceptional Achievements Award and Performance Awards approved by the Board in November 2023.
(2)60% of long-term equity granted in the form of PSUs and 40% in the form of RSUs.
(3)60% of PSUs tied to Cumulative Free Cash Flow (CFCF PSUs) and 40% tied to Relative Total Stockholder Return (RTSR PSUs).

2024 Proxy Statement	2

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The Compensation and Talent Management Committee believes that the outcomes for awards with performance periods ended in 2023 demonstrate that our pay-for-performance executive compensation program effectively tracked the Company’s achievement of the performance metrics utilized.

Performance Goal Achievement as of December 31, 2023
Award Type	Achievement	Target Goal	Funding/Payout Achievement	Aggregate Realized Value
Annual Cash Incentive Award
Plan Operating EBITDA (page 51)	Below Target $250 million	$253 million	97%	95%(1)
Strategic Objectives (page 53)	At Target	operational excellence (cost savings), consumer experience, talent	100%
PSUs - 2021 to 2023 Cycle
Relative Total Stockholder Return (page 44)	Below Threshold - No Payout	Equal to S&P MidCap 400	0%	23%(2)
Cumulative Free Cash Flow (page 46)	$866 million	$1,007 million	77%
2023 CEO Market Share Award
Market Share	Below Threshold - No Payout	(3)	0%	0%
(1)The Executive Incentive Plan, or "EIP", performance factor was 98% of target and each NEO achieved 100% individual performance, however, to align NEO payouts with payouts under the broad-based employee annual cash bonus plan, the Committee determined to payout the EIP at 95%.
(2)Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs and (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target value of the awards approved by the Compensation and Talent Management Committee.
(3)Goal was met if our market share (as measured by transaction volume for existing home sale transactions) as of September 30, 2023 exceeded our market share as of September 30, 2022.
Compensation During Historic Industry Downturn and Unprecedented Industry Uncertainty
Industry Downturn and Uncertainty
The residential real estate market is currently in the midst of unprecedented uncertainty.
According to Freddie Mac, average mortgage rates for a 30-year, conventional, fixed-rate mortgage more than doubled in 2022 and in the fourth quarter of 2023 reached the highest levels in more than two decades. Federal interest rates are one of the factors that contribute to mortgage rates, and the U.S. Federal Reserve Board (the "Federal Reserve") aggressively raised the target federal funds rate by over 400 basis points during 2022 and by an additional 100 basis points during 2023. The rapidly rising mortgage rates combined with high inflation, reduced affordability, low inventory levels and broader macroeconomic concerns have driven significant declines in homesale transactions since mid-2022 such that the industry is now at the lowest transaction levels since 1995.
Additionally, the residential real estate industry has been under margin pressure as brokers' share of homesale commissions has dramatically decreased in recent years (Anywhere's average share of homesale broker commissions, commonly referred to as our "split", declined over 1000 basis points between 2016 and 2022).
In addition to these economic pressures, there is unprecedented uncertainty about the future structure of the residential real estate industry, with significant litigation and regulatory headwinds with particular focus on antitrust and competition. While we have settled our sell-side antitrust case and are not subject to the large verdict entered against the other defendant's in those cases, the overall industry will continue to be impacted by the enormity of the verdict and the dozens of new copycat cases filed across the country. Given the combination of the prospect of

2024 Proxy Statement	3

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years of new copycat litigation and appeals of the initial verdict, there is substantial pressure for industry change. There is considerable uncertainty about potential changes to industry rules that may adversely impact commissions. Such industry structure changes could arise from litigation and injunctive relief. The industry also still faces regulatory or governmental actions, market forces, changing competitive dynamics and changes in consumer preferences. Moreover, we believe certain industry participants, including listing aggregators and participants pursuing non-traditional methods of marketing real estate, are pursuing changes to the rules and regulations of multiple listing services ("MLSs") and the National Association of Realtors ("NAR") that are intended to benefit their competitive position to the disadvantage of historical real estate brokerage models.
Compensation Decisions in Light of Industry Downturn and Uncertainty
The cyclical nature of the real estate industry has always posed certain challenges in designing compensation programs that meet each of the components of our compensation philosophy of pay-for-performance, rewarding our NEOs for their achievements and reinforcing ethical behavior. However, the current downturn, now entering its third year, is historic in both its magnitude and duration and has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs for reasons outside of our control.
Specifically, the downturn had a significant impact on the attainability of our CFCF goals for our 2021-2023 and 2022-2024 PSU award cycles. Performance goals for these cycles assumed a pre-March 2022 macroeconomic environment. As illustrated in the tables below, the downturn since the grant of those awards has had a significant impact on the realized value or expected realized value for these cycles (table as of December 31, 2023).

PSU Award Cycle and Metric
	2021	2022	2023	2024	2025
2021-2023 PSU Award(1)	Completed in 2023 (Aggregate Realized Value: 23%)
RTSR(2)	No Payout
CFCF	Below Target Payout (77%)
2022-2024 PSU Award(3)		66% Completed
RTSR(2)		Tracking Below Threshold
CFCF		Tracking Below Threshold
2023-2025 PSU Award(3)			33% Complete
RTSR(2)			Tracking at or around Target
CFCF			Tracking at or around Target
(1)Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs times (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target grant date value of the awards approved by the Compensation and Talent Management Committee.
(2)RTSR for completed and outstanding RTSR PSU award cycles is measured against S&P MidCap 400.
(3)Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.
Beginning in 2022 and continuing through 2023, the Board and Compensation and Talent Management Committee had robust discussions regarding how to address the increased retention risk resulting from the significant decline in realizable value of outstanding equity awards and the low realized value of incentive award payouts in recent years, despite:
▪the Company's stock performing well compared to its direct competitors (as shown in the following chart),
▪the Company's generation of $200M of operating EBITDA and $67M of free cash flow in 2023 (for comparison, four of the Company's five direct competitors reported either lower or negative operating EBITDA for 2023), and
▪management's exceptional performance during difficult and unexpected market conditions, including, for example, continuing to improve the Company's debt profile, continuing to realize substantial cost savings, and reaching a nationwide settlement of its sell-side antitrust class actions.

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Against the backdrop of the historic industry downturn and uncertainty, and the exceptional performance shown by our CEO and management team, the Board considered two compensation actions for our CEO.
The first action was to reward Mr. Schneider for his extraordinary achievements over the past several years under the incredibly challenging and difficult circumstances facing the Company (see "Proxy Summary—Key Business Highlights" on page 1 for more details) with a $5 million cash Exceptional Achievements Awards paid in late 2023 but subject to clawback if Mr. Schneider resigns without Good Reason prior to March 1, 2025.
The second action was to motivate Mr. Schneider moving forward to strategically position the Company for the eventual anticipated housing market recovery and to steer us through the industry changes that may follow from ongoing industry litigation and potential related injunctive relief, and regulatory actions.
The Board believes Mr. Schneider will continue to add exceptional value to the Company. He has become an industry leader, earning the number one ranking as ‘most powerful leader in the residential real estate industry’ by the Swanepoel Power 200. In addition, stockholders have expressed their appreciation and support for his leadership, vision and performance.
Given the market challenges going forward, and in consideration of the depressed values of outstanding PSU awards, the Board, on the recommendation of the Compensation and Talent Management Committee, granted a Performance Award to Mr. Schneider consisting of two $5 million tranches which will be payable in cash based on achievement of metrics set by the Compensation and Talent Management Committee, as described below.

Award	Performance Period	Performance Metric	Award Payout if Achieved	Subject to clawback if resignation without Good Cause prior to:
$5M 2024 cash performance award	FY 2024	Cost savings goal established in late 2023	Early 2025	March 1, 2026
$5M 2025 cash performance award	FY 2025	To be established by early 2025(1)	Early 2026	March 1, 2027
(1)The Board deferred setting a specific metric for the 2025 performance period to retain flexibility to ensure alignment with the Company's 2025 strategic priorities.
For a full description of the Exceptional Achievements Award and the 2024 and 2025 Performance Awards, see "Executive Compensation—CD&A—Summary of CEO 2023 Compensation" on page 45.

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2023 INVESTOR OUTREACH PROGRAM
Board Outreach
Our Board maintains a proactive and robust investor outreach program, offering meetings to a substantial majority of shares each year since 2018. During the 2023 Board Investor Outreach Program, which included spring and fall sessions, the Board reached out to stockholders representing over 70% of our outstanding shares and held calls with investors holding an aggregate of approximately 45% of our outstanding shares (based on estimated holdings at June 3, 2023). We believe offering our stockholders an opportunity for regular communication with our Board is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. Investor feedback received during this outreach has served as a catalyst for substantive changes to both our governance and executive compensation programs.
At our 2023 Annual Meeting of Stockholders, our say-on-pay proposal received support from 87% of the votes cast, which we believe indicates support both for our executive compensation program, and our robust disclosure of the program in our 2023 proxy statement. See "Executive Compensation—CD&A—Consideration of Stockholder Feedback and 2023 Say on Pay Vote" on page 43 for more information.

In the course of the 2023 Board Investor Outreach Program, Board members met with seven of our top ten stockholders.	Mr. Williams, Independent Chairman of the Board, and Mr. Silva, Chair of the Compensation and Talent Management Committee, attended all investor meetings.

Key topics discussed during these sessions included:

■strategy ■capital allocation	■executive compensation ■corporate governance	■leadership
The strength of the Board's governance profile was noted with approval by many investors. Many investors also noted their approval of the leadership team and their execution of our strategic priorities, especially the execution of matters within management's control, in a business that is cyclical and heavily influenced by macroeconomic factors. In particular, investors noted the Company's actions:
▪to reduce total indebtedness by $308 million in 2023, particularly in light of the industry facing a downturn that is historic in both its magnitude and duration, as well as significantly compressed margins;
▪to realize significant cost savings of approximately $220 million in 2023, 10% higher than our target; and
▪to settle, on a nationwide basis, the sell-side antitrust class action litigation, thereby avoiding a devastating monetary judgement, providing defenses against the additional cases being brought around the country, eliminating substantial litigation uncertainties and reducing ongoing costs and management distraction. The settlement received preliminary court approval in November 2023, with final approval anticipated in mid-2024.
Investors noted their continued support for our approach to executive compensation and the continued alignment of pay with performance. They approved of the changes made to the 2023 executive compensation program described in the "Compensation Discussion and Analysis" (CD&A) section of this proxy statement, and encouraged the Company to focus on continued refinement of the program to incentivize and reward management based on meeting goals that are within its control in addition to being aligned with Company performance. Investors also recognized the need to retain key executives during the industry downturn and the uncertainties with respect to potential industry changes arising from ongoing antitrust litigation involving other industry players and potential regulatory reform. See "Executive Compensation—CD&A—Consideration of Stockholder Feedback and 2023 Say on Pay Vote" on page 43 for more information on responsive actions by the Company for the 2023 executive compensation program, and "Executive Compensation—CD&A—2024 Annual and Long-Term Incentive Programs" on page 58 for more information on responsive actions by the Company for the 2024 executive compensation program.

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Management Outreach
Anywhere management—including our CEO, CFO and Investor Relations team—also maintains an active stockholder engagement program designed to reach current and prospective investors through earnings calls, investor conferences, individual and group meetings and other communication channels. In 2023, management engaged with investors representing almost 50% of shares outstanding, including through conferences, fireside chats, non-deal road shows, group meetings, or one-on-one meetings. Management also participated in 11 investor conferences, reaching over 230 current and potential investors, as well as panel discussions and podcasts.
We consider investor feedback from both the Board Investor Outreach and management outreach programs, and may incorporate consistent key themes into our business.

EXECUTIVE COMMITTEE
Our Board and the Compensation and Talent Management Committee oversee the talent management and compensation of the executive officer members of our Executive Committee, which is comprised of the Chief Executive Officer and the most senior leaders in the Company.

From left to right: Top Row: Ryan Schneider, Chief Executive Officer & President; Charlotte Simonelli, EVP, Chief Financial Officer and Treasurer; Susan Yannaccone, President & CEO, Anywhere Brands & Anywhere Advisors; and Marilyn Wasser, EVP, General Counsel and Corporate Secretary.
Second Row: Don Casey, President & CEO, Anywhere Integrated Services; Tanya Reu-Narvaez, EVP, Chief People Officer; Rudy Wolfs, EVP, Chief Technology Officer; Eric Chesin, EVP, Chief Strategy Officer; and Trey Sarten, SVP, Communications and Corporate Affairs.

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BOARD COMPOSITION HIGHLIGHTS
Our Board is comprised of highly-qualified individuals who are committed to our Company.

Name and Age	Director Since	Current or Key Business Experience	Independent	Committee Membership*
				AC	CC	NGC	PTC
Fiona P. Dias, 58	2013	Digital Commerce Consultant, Former Chief Strategy Officer, ShopRunner (2011-2014)	●		●		●
Matthew J. Espe, 65	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	C
V. Ann Hailey, 73	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	●		●
Bryson R. Koehler, 48	2019	Chief Executive Officer, Revinate, Inc. (since 2024), former Chief Technology Officer, Equifax Inc. (2018-2024)	●	●			●
Joseph Lenz, 35	2024	Managing Director, TPG Angelo Gordon (since 2019)	●
Duncan L. Niederauer, 64	2016	Former CEO, NYSE Euronext (2007-2013)	●			●	●
Egbert L.J. Perry, 68	2023	Chairman and Chief Executive Officer, The Integral Group LLC (since 1993)	●		●
Ryan M. Schneider, 54	2017	President and CEO, Anywhere Real Estate Inc. (since 2018)
Enrique Silva, 58	2018	CEO, Culver Franchising System, LLC (2021)	●		C
Sherry M. Smith, 62	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●	●
Christopher S. Terrill, 56	2016	Former CEO of ANGI Homeservices (2017-2018)	●			●	C
Felicia Williams, 58	2021	Former CFO (2020) and finance and risk leader at Macy’s (2004 to 2023)	●	C
Michael J. Williams, 66 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●		●

*	C = Chair	AC = Audit Committee	CC = Compensation and Talent Management Committee	NGC = Nominating & Corporate Governance Committee	PTC = Product & Technology Committee

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CORPORATE GOVERNANCE
As the largest full-service residential real estate services company in the U.S., Anywhere is responsible for supporting people in one of life’s most meaningful and significant transactions: buying and selling a home—and we take that role very seriously. We know that our agents, suppliers and customers trust our brands and companies not only because of our outstanding service, but also because of the way we operate. At Anywhere, integrity drives our success and we ensure that integrity and excellence are at the heart of everything we do.
Anywhere’s Code of Ethics and core values provide the guiding principles of our organization to treat people with respect and dignity, to be accountable for our actions, and to operate transparently and honestly. For the past thirteen years, Anywhere has been recognized as one of the World’s Most Ethical Companies® by Ethisphere Institute based on our robust ethics program, strong corporate governance, and the dedication and enthusiasm of our employees.
Our Board of Directors oversees the management and ethics functions of Anywhere. We maintain strong governance practices, which we continue to enhance and evolve through critical feedback from our investors. For the sixth year in a row, our Board of Directors sought perspectives of our stockholders with the 2023 Investor Outreach Program, through which we held meetings with investors holding an aggregate of approximately 45% of outstanding shares. This program allows the Board to engage directly with stockholders on key topics, including strategy, leadership, governance, talent and compensation. Through this feedback, our Board and its Committees have continued to evolve our executive compensation program and our capital allocation strategy by further reducing our debt and extending maturities. For additional information, see "Proxy Summary—2023 Investor Outreach Program" on page 6 and "Executive Compensation—CD&A—Consideration of Stockholder Feedback and 2023 Say on Pay Vote" on page 43.
The Company, led and supported by the Board, has also provided thought leadership within the residential real estate industry, including being the first to settle the sell-side antitrust class action litigation, adopting and advocating for the industry to adopt many of the practice changes proposed by the settlement, which promote more transparency and simplification for both consumers and real estate agents, supporting Ms. Yannaccone's speaking out on behalf of women and calling for industry leaders to use their voices so that the industry reflects the values it promotes, and establishing an industry-first initiative designed to support entrepreneurs from historically underrepresented populations. The Company's leadership has been recognized within the industry, with six leaders honored as 2023 HousingWire Women of Influence and six executives ranking in the top 30 of the 2023 Swanepoel Power 200 list of most powerful industry leaders.
GOVERNANCE HIGHLIGHTS
Our corporate governance practices are consistently recognized by investors, proxy advisors, and others as exemplifying best practice. We have a strong commitment and a roadmap to continue advancing our best corporate governance practices in order to promote the long-term interests of stockholders. Examples of our governance best practices include:

Independent Chairman of the Board
92% Independent Directors
Annual Election of Directors
Majority Voting for Directors
Board Investor Outreach Program
Strong Stock Ownership Guidelines
Annual Say-on-Pay Vote
Proxy Access Bylaws
Strong Enterprise Risk Management Oversight
Culture and Talent Focus

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Annual Corporate Social Responsibility Report
Annual Two-Day Board Meeting Focused Exclusively on Strategy (with quarterly updates)
Frequent Communications between CEO, Chairman and Directors
Strategic Planning & Business Execution
Our Board spends a substantial amount of time working with management on Anywhere's mid- and long-term strategy and its near-term objectives, such as efforts focused on navigating the current industry downturn, and addressing potential changes in industry structure, improving operating efficiencies, reducing our debt, managing litigation, and enhancing our value proposition and market position growth.
The Board receives updates on our strategy at its meetings throughout the year and holds an additional annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business, including initiatives to advance our business strategy, capital allocation, litigation and regulatory matters and our competitive position in light of emerging and existing competitive trends.
During these meetings, the Board considers whether business strategies are appropriately aligned to mitigate the risks identified in the Company's enterprise risk management process (described in "Oversight of Risk Management" below), as well as the pursuit of initiatives intended to advance the Company's strategy, enhance consumer and agent value, and keep the Company well-positioned for the future.
In 2023, the Board also closely oversaw and collaborated with management on key business accomplishments, including (1) reducing total indebtedness by $308 million, even in the face of a downturn that is historic in both its magnitude and duration, and significantly compressed margins, (2) realizing significant cost savings of approximately $220 million and (3) settling, on a nationwide basis, the sell-side antitrust class action litigation, thereby avoiding a devastating monetary judgement, providing defenses against the additional cases being brought around the country, eliminating substantial litigation uncertainties and reducing ongoing costs and management distraction (see "Proxy Summary—Key Business Highlights" on page 1 for more details). The Board also appointed an Ad Hoc Special Committee in 2022, which met frequently in 2023, to focus on litigation management and related risk mitigation strategies, and the committee provided oversight of the debt exchange transactions. The committee worked closely with management, while also retaining its own independent counsel and advisors, including advisors with expertise in managing unique and contingent liabilities, in connection with certain aspects of their oversight.
Oversight of Risk Management
Our Board, as a whole and through its committees, has responsibility for overseeing our risk management and believes that effective risk management is critical to Anywhere’s ability to achieve its strategy. The oversight responsibility of our Board and its committees is facilitated by regular reports from management, informed by our annual integrated risk assessment and ongoing dynamic risk assessment process, that are designed to provide visibility to our Board and its committees about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. Each committee also provides regular reports to the Board regarding its oversight activities.
Through our dynamic risk assessment process, management and our Board and its committees consistently evaluate the risk environment and adjust the Company's risk profile and focus as needed to respond to industry and macroeconomic changes.
Allocation of general risk oversight functions
Board of Directors
The Board oversees management’s processes by which they identify, assess, monitor and manage the Company’s exposure to key risks to determine whether these processes are functioning as intended and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies. The Board also provides direct oversight of overall strategy and navigation of industry structure changes, including at the two-day offsite annual strategy session, as

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well as oversight of our capital structure and balance sheet risks, litigation management and CEO succession planning.
Audit Committee
▪Reviews processes with respect to risk assessment and risk management, including overseeing management and mitigation of financial accounting and reporting and compliance risks
▪Reviews and approves our annual internal audit plan and receives quarterly updates from the head of internal audit, who reports directly to the Audit Committee
▪Oversees compliance activities and receives quarterly updates from the Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee
▪Oversees, along with the full Board, information security and technology risks, including cybersecurity risks
▪Oversees operational and strategic risks
Nominating and Corporate Governance Committee
▪Oversees independence and composition of the Board, including that the Board has the appropriate skills and competencies necessary for effective oversight
▪Oversees risks related to the reputation of the Company and potential conflicts of interest
▪Oversees and tracks emerging governance issues
▪Monitors the Company's corporate social responsibility initiatives and programs
▪Oversees the policies and principles regarding succession in the event of an emergency or the retirement of the CEO
▪Based on feedback received from our investors, in 2023 the Nominating and Corporate Governance Committee also added oversight of the Company’s political spending and lobbying activities to its annual agenda
Compensation and Talent Management Committee
▪Oversees the management of risks relating to talent, including retention and motivation
▪Oversees risks related to succession planning for the executive team (other than the CEO)
▪Overseeing risks related to or arising from our compensation policies and procedures
Management
Our CEO and other members of senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. This responsibility is effectuated principally through Anywhere's enterprise risk management (“ERM”) program. Our ERM function coordinates with our internal audit and compliance functions to perform an annual integrated risk assessment, which identifies top enterprise risks. The program is supported by our Risk Management Committee, chaired by our General Counsel and comprised of key members of management, and plays a core role in monitoring, mitigating and managing the top enterprise risks and identifying emerging risks facing the Company. A description of the enterprise risks we have identified is included in Part I, Item 1A, “Risk Factors”, and additional information about the litigation we face can be found in Note 15, "Commitments and Contingencies—Litigation" to the consolidated financial statements, both included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report").
Oversight of Cybersecurity and Data Privacy
Our Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity. Anywhere’s Chief Information Security Officer (CISO) reports to the Audit Committee on a quarterly basis and once a year to the full Board on the cybersecurity program, including the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape, including the prompt notification of the Audit Committee Chair of significant cyber incidents.

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We also maintain a Data Privacy Steering Committee, comprised of internal legal, risk and IT professionals, to assist management with fulfilling applicable data privacy regulations.
Assessment of Compensation-Related Risks
The Company annually assesses the risks related to or arising from our compensation policies and procedures, including the incentives they create and any factors that might encourage or discourage unnecessary or excessive risk taking. Multiple factors were considered as part of the assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors. The assessment includes internal audit, the Company’s total rewards function and the Company’s Chief People Officer.
As part of its risk oversight, the Compensation and Talent Management Committee, in consultation with the independent compensation consultant, annually reviews and discusses the Company’s assessment and the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile as well as risks related to succession planning and talent management. The Compensation and Talent Management Committee takes the results into account in making its determinations regarding the Company’s executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Ad Hoc Special Committee Oversight of Litigation and Debt Transactions
In 2023, the Board also made frequent use of an Ad Hoc Special Committee to focus on litigation management and related risk mitigation strategies. The Committee met frequently with the outside counsel, the General Counsel and other advisors with expertise in managing unique and contingent liabilities, and was kept informed and advised on the overall strategies as well as the nationwide settlement of the sell-side antitrust litigation, as further described in our Form 8-K filed October 6, 2023.
The Ad Hoc Special Committee also provided oversight of the debt exchange transactions, and recommended Board approval after six meetings with its own independent outside counsel, advisors and management. In connection with the debt exchange transactions, the Audit Committee also approved the Related Person transaction with Angelo Gordon (as defined herein). See "Related Person Transactions" on page 25 for more information.
Environmental, Social & Governance Program
Board Oversight. Since 2020, the Nominating and Corporate Governance Committee has overseen the Company’s Environmental, Social and Governance, or ESG, initiatives, with the full Board receiving an annual report on the Company’s progress on ESG matters. In 2023, the Nominating and Corporate Governance Committee and/or Board met to discuss ESG matters on a quarterly basis.
The Nominating and Corporate Governance Committee focuses on the ESG-related topics with the most impact at Anywhere as well as ESG trends, including with respect to reporting requirements. Members of management with responsibilities and expertise in ESG-related topics, including human resources, corporate governance and compliance, work with our Executive Committee and Board to report on our key ESG-related initiatives and metrics.
The Nominating and Corporate Governance Committee also reviews Anywhere's corporate responsibility report, which is released on an annual basis and can be accessed under the Investors link, ESG page on our website at www.anywhere.re.

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Governance. The Company and Board have historically focused on governance topics, including Board and management structure, best corporate governance practices, director independence, risk management, transparent and accurate information disclosure and strong auditing and compliance. Based on feedback received from our investors, in 2023 the Nominating and Corporate Governance Committee also added oversight of the Company’s political spending and lobbying activities to its annual agenda. Our key governance practices are outlined throughout this "Corporate Governance" section.
Social. We place a substantial emphasis on strengthening our relationships, both internally with our workforce and externally with our customers and communities, to create enterprise value and drive our strategic business objectives, with a particular focus on diversity, equity and inclusion. Internally, we continue to build an inclusive culture through our eight long-standing Employee Resource Groups, or ERGs, each with its own executive sponsor, as well as through structured mentorship programs and our inaugural "Week of Understanding" with over 4,000 participants. Our continued improvement in our pipeline of diverse leaders and improved retention rates of diverse employees are evidence that our inclusive culture is strengthening our workforce.

Almost half of our Executive Committee identifies as female and/or a person of color

Externally, we have identified the powerful growth potential of diverse real estate markets and franchise owners, and have increasingly focused on our Inclusive Leadership Program, designed to support entrepreneurs from historically underrepresented populations in the real estate industry, and have seen higher than average growth among those owners in the program.
Anywhere is also a proud sponsor and partner of several national real estate associations that promote the advancement of diverse homeownership through empowering diverse real estate professionals.

In 2023, we achieved an 88% employee engagement score and an 84% response rate

Environment. We are proud of our actions to address our limited environmental footprint. Substantially all of our properties are leased commercial space, and from December 31, 2019 to December 31, 2023, we decreased our leased-office footprint by approximately 31% which resulted in significant reductions in our greenhouse gas (GHG) emissions.
Our headquarters building interior is LEED Gold certified and the building’s exterior is LEED Silver certified, in each case by the Green Building Certification Institute. In addition, our move away from on-premises data centers has also decreased our environmental impact.
Succession Planning
The Board, either directly or through its committees, is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and the other executive officer members of our Executive Committee, including an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.
The November 2023 joint meeting of the Board and the Compensation and Talent Management Committee focused on talent and succession for the executive team. The meeting also included a review of broader business and corporate talent.
The Board, the Compensation and Talent Management Committee and Nominating and Corporate Governance Committee coordinate with respect to the Company's programs and plans in the areas of talent development, succession planning, and corporate social responsibility initiatives.

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Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. Our directors complete a biennial ethics training course. The governance rules for companies listed on the NYSE and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available under the Investors link, Governance page of our website at www.anywhere.re.
Director Service on Other Public Company Boards
Our Board believes that service on other public company boards provides Directors with valuable governance and leadership experience that benefits the Company.
At the same time, our Board recognizes that it is critical that Directors dedicate sufficient time and attention to their service on Anywhere's Board.
Accordingly, under the Corporate Governance Guidelines, Directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of Directors and serving the interests of the Company’s stockholders.
Unless explicitly approved by the Board:
▪Directors who also serve as CEO (or an equivalent position) may not serve on more than two other boards of public companies.
▪Other Directors may not serve on more than four other boards of public companies.
▪Directors on the Audit Committee may not serve on the audit committees of more than three public companies, including the Company.
Our Board believes that each of our Directors has demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of a Director of Anywhere, and all Directors are in compliance with this policy.
Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the other commitments of such candidate (including service and leadership positions on public boards) and considers whether such obligations may interfere with the candidate's Board duties.
Director Independence
The Board adopted the Director Independence Criteria summarized below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria are available under the Investors link, Governance page of our website at www.anywhere.re.
Pursuant to the Board's annual review of the independence of the Directors, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:
▪All of the members of our Board are Independent Directors, other than our CEO; and
▪All members of the Audit Committee, Compensation and Talent Management Committee, Nominating and Corporate Governance Committee and Product and Technology Committee are Independent Directors.
In making these determinations, the Board took into consideration the following transactions, which they determined were not material to either the Company or the Director:
▪All transactions in which we and any Director had an interest, including those discussed under "Related Person Transactions." For purposes of evaluating Mr. Lenz's independence, Board too into consideration the Private Exchange with Angelo, Gordon & Co., L.P. ("Angelo Gordon"), an affiliate of TPG GPA A, LLC, a principal stockholder of the Company, and the Cooperation Agreement with Angelo Gordon, each as defined and more fully described in "Related Person Transactions."

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▪All transactions where Directors utilize the brokerage services of our company owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions.
▪In the fourth quarter of 2023, the Company amended its sublease agreement with Transcend Capital Advisors, an entity affiliated with Mr. Niederauer, to sublease approximately 3,600 square feet of office space at the Company's headquarters, renewable every 90 days.
▪Prior to Mr. Koehler joining our Board, the Company and Equifax Inc., Mr. Koehler’s employer from June 2018 through March 2024, were party to agreements (which have been renewed over time) for certain tools, credit reports and information with respect to unemployment claims.
Board and Committee Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles, and our Bylaws allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most effective leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The CEO communicates weekly with the Chairman and on a regular basis with other Directors. The Chairman regularly holds one-on-one calls with the other Independent Directors to solicit feedback after Board meetings held throughout the year and provides that feedback to the CEO.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.
In his capacity as Independent Chairman of the Board, Mr. Williams:
▪presides at all meetings of the Board and stockholders;
▪acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with frequent and regular consultations on major developments and decisions germane to the Board's oversight responsibilities;
▪serves as a liaison between the CEO and the other members of the Board, including eliciting feedback from the Committee Chairs and Directors throughout the year and providing feedback to the CEO;
▪coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;
▪sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;
▪reviews Board materials, including drafts of key presentations and consultations with members of senior management;
▪has the authority to call meetings of the Independent Directors or of the entire Board;
▪leads the Board Investor Outreach program; and
▪monitors and coordinates with management on corporate governance issues and developments.
While the Corporate Governance Guidelines do not mandate rotation of committee assignments or chairs, the Board may take such action from time to time if it believes that rotation is likely to improve committee performance.

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When assigning committee memberships as well as designating committee chairs, the Board takes into account the recommendation of the Nominating and Corporate Governance Committee and each Director’s knowledge, interests, and areas of expertise.
Upon the recommendation of the Nominating and Corporate Governance Committee, in May 2023, the Board determined to:
▪designate Mr. Espe as Chair of the Nominating and Corporate Governance Committee, with Mr. Williams, the former Chair of the Nominating and Corporate Governance Committee continuing service on the Nominating and Corporate Governance Committee; and
▪add Mr. Perry to the Compensation and Talent Management Committee.
Annual Board and Committee Evaluations
The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness.
Confidential annual Board evaluations are overseen by our Chairman of the Board, while the Chairs of our standing committees oversee the evaluation of their respective committees.
Tailored questions are designed to solicit Board and committee feedback on critical Board topics, including composition, culture, focus, strategy, risk, talent, process, and access.
Results of the evaluations are discussed by the Board and each committee in executive session and have led to substantive changes in practice.
Recent examples include:
▪adding Egbert Perry, CEO of Integral LLC and former Chair of Fannie Mae, to the Board and Compensation and Talent Management Committee; and
▪adding more outside speakers to speak on larger industry topics, including sessions since June 2022 with a representative from a leading investment banking firm and Fannie Mae's Chief Economist.
The Nominating and Corporate Governance Committee periodically reviews the form and process for Board and committee self-evaluations.
The Chairman of the Board also consults with each Director on a quarterly basis during one-on-one telephonic meetings at which Directors are able to further share their views on matters related to the Board and the Company. Key themes raised at these meetings or during Board and Committee sessions are also summarized by the Chairman of the Board and conveyed on a regular basis to the other Directors and management. When appropriate, the Chairman of the Board incorporates real-time evaluation topics and feedback into regular sessions of the Board.
Executive Sessions of Independent Directors
The Independent Directors met without any members of management present in executive session at more than half of the Board meetings held in 2023. During 2023, Mr. Williams, the Independent Chairman of the Board, chaired these sessions. Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.
Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at anywhereboard@anywhere.re or Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

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Committee Membership
The following chart provides the membership of our standing committees as of December 31, 2023 (in addition, the Board appointed an Ad Hoc Special Committee, which met frequently in 2023, as further described in "Oversight of Risk Management—Ad Hoc Special Committee Oversight of Litigation and Debt Transactions"):

Director (1)	Audit Committee	Compensation & Talent Management Committee	Nominating & Corporate Governance Committee	Product & Technology Committee
Fiona P. Dias	—	M	—	M
Matthew J. Espe	—	M	C	—
V. Ann Hailey	M	—	M	—
Bryson R. Koehler	M	—	—	M
Joseph Z. Lenz	—	—	—	—
Duncan L. Niederauer	—	—	M	M
Egbert L.J. Perry	—	M	—	—
Ryan Schneider	—	—	—	—
Enrique Silva	—	C	—	—
Sherry M. Smith	M	M	—	—
Christopher S. Terrill	—	—	M	C
Felicia Williams	C	—	—	—
Michael J. Williams	M	—	M	—
Meetings held in 2023	11	6	7	4
M = Member    C = Chair
(1)Each member of each Committee is an Independent Director; see "Board and Committee Leadership Structure" above for additional information.
(2)Mr. Lenz joined the Board in February 2024 and does not currently serve on any committee of the Board.
During 2023, the full Board held 14 meetings, five of which were full meetings that included regular committee sessions, one of which was a two-day strategy session and the balance of which were update meetings to review Company performance and recent developments.
Each Director nominated for election attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served in 2023.
Directors fulfill their responsibilities not only by attending Board and committee meetings and reviewing meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Anywhere.
Directors have also attended employee and ERG meetings, Company conferences and other strategic events, both in-person and virtually, which allows them to meet with a variety of members of management and to gain a deeper understanding of Company operations.
Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. At the 2023 Annual Meeting of Stockholders, which was held in a virtual-only format, all of our Directors were in attendance except one Director who was absent due to an administrative oversight.

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Committees of the Board
The current function of each standing Board Committee is described below. The Charter for each committee is available under the Investors link, Governance page on our website at www.anywhere.re. In addition to the Company's standing committees, the Board has a long-standing practice of appointing ad hoc committees from time to time in the event of a significant, complex or quickly evolving issue facing the Company, where the Board believes the Company would benefit from a dedicated committee of Directors to focus on, and agilely manage, the issue. See "Oversight of Risk Management—Ad Hoc Special Committee Oversight of Litigation and Debt Transactions" for more information on our latest ad hoc committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:
▪systems of internal control over financial reporting and disclosure controls and procedures;
▪the integrity of the financial statements;
▪the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;
▪compliance with legal and regulatory requirements and the Company's ethics program;
▪review of material related party transactions; and
▪compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity and data privacy, as well as legal risks.
The Board has direct oversight of operational and strategic risks while the Compensation and Talent Management Committee addresses compensation, talent management and succession planning related risks. For a more detailed discussion of the oversight of risk management, see "Oversight of Risk Management."
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that each member of the Audit Committee (Felicia Williams, V. Ann Hailey, Bryson R. Koehler, Sherry M. Smith and Michael J. Williams) is an audit committee financial expert within the meaning of applicable SEC rules.
Compensation and Talent Management Committee
The purpose of the Compensation and Talent Management Committee is to:
▪oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:
◦the compensation of our CEO and other executive officers;
◦management incentive policies and programs;
◦compensation peer group;
◦Company compensation philosophy;
◦equity compensation programs; and
◦stock ownership and clawback policies;
▪review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation and stock ownership policies for Directors;

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▪provide oversight concerning selection of officers and severance plans and policies;
▪review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and
▪review policies and procedures with respect to recruitment, development, performance management and succession planning for the executive team; provided, however, that with respect to the CEO, (i) the policies and principles regarding succession in the event of an emergency or the retirement of the CEO are the responsibility of the Nominating and Corporate Governance Committee and (ii) development and performance management of the CEO are overseen by the Board.
In February 2024, the committee's charter was amended to include the responsibilities listed in the bullet above, as well as to change the name of the committee from the "Compensation Committee" to the "Compensation and Talent Management Committee" to reflect the Committee's enhanced breadth of responsibilities.
For additional information regarding the Compensation and Talent Management Committee's processes and procedures, see below under "Executive Compensation—CD&A—Setting Target Direct Compensation".
All of the members of the Compensation and Talent Management Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation and Talent Management Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:
▪implementation and review of criteria for membership on our Board and its committees;
▪identification and recommendation of proposed nominees for election to our Board and membership on its committees;
▪monitoring the Company's ESG initiatives and programs;
▪overseeing governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;
▪reviewing the policies and principles regarding succession in the event of an emergency or the retirement of the CEO;
▪reviewing, and recommending to our Board, compensation, reimbursement and stock ownership policies for Directors; and
▪overseeing the evaluation of the Board.
All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.
Product and Technology Committee
The principal duties and responsibilities of our Product and Technology Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the role of products and technology in executing the business strategy of the Company including, but not limited to:
▪product and technology strategy and performance;
▪major investments in product and technology projects (including, technology infrastructure and the development of products and services); and
▪product and technology trends.
All of the members of the Product and Technology Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

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Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the "Code of Ethics"), which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re. The purpose of the Code of Ethics is to:
▪promote our commitment to treating each other with respect and our intolerance of any discrimination based on protected characteristics in any of our employment practices;
▪promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
▪promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;
▪protect Company information and assets; and
▪promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Code of Ethics also focuses on our responsibilities to each other to maintain a respectful, fair and productive work environment.
The Board has adopted a Code of Business Conduct and Ethics for Directors, which sets forth ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re.
Copies of the Code of Ethics and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate Secretary. We will disclose on our website any amendment to or waiver from a provision of our Codes of Conduct that applies to any Director or executive officer, including our CEO, CFO or Chief Accounting Officer.
Availability of Corporate Governance Documents
Please visit our website at www.anywhere.re under the Investors link, Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation, Nominating and Corporate Governance and Product and Technology Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940.
Compensation of Independent Directors
Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders. Pursuant to the terms of the Cooperation Agreement (see Related Person Transactions on page 25 for more details), Joseph Lenz does not receive compensation for his service on the Board or any future committees.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Compensation and Talent Management Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. The Compensation and Talent Management Committee recommends changes, if any, to the Nominating and Corporate Governance Committee, which in turn makes recommendations to the Board.
In May 2023, based upon an analysis performed by its compensation consultant, the Compensation and Talent Management Committee determined to recommend that no changes be made to Director compensation in 2023.
Cash fees are paid in advance on a quarterly basis, though Directors may elect to receive fully vested shares of common stock in lieu of cash fees. The equity portion of each of the Annual Retainer and the Annual Independent

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Chairman Retainer is granted immediately following the annual meeting of stockholders. The RSU awards vest one year following the date of grant, subject to the Director's continued service on our Board.
In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated for the period between the date of grant (on or about the date they are appointed to the Board) and the first anniversary of the immediately preceding annual meeting of stockholders.
A Director may defer cash fees and eligible equity awards, including RSU awards, under the Anywhere Director Deferred Compensation Plan. Cash fees are deferred in the form of deferred stock units settled in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.
Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid as elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014, or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or installment payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries.
We reimburse Independent Directors who receive compensation for their Board service for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.
The following table sets forth the compensation for services payable to our Directors as of December 31, 2023:

Compensation ($)(1)
Annual Director Retainer - Cash Portion	90,000
Annual Director Retainer - Stock Portion (Restricted Stock Units)(2)	160,000
Annual Retainer Independent Chairman - Cash Portion(3)	200,000
Annual Retainer Independent Chairman - Stock Portion (Restricted Stock Units)(2)(3)	250,000
Audit Committee Retainer - Member	15,000
Audit Committee Retainer - Additional Chair Retainer	20,000
Compensation and Talent Management Committee Retainer - Member	15,000
Compensation and Talent Management Committee Retainer - Additional Chair Retainer	20,000
Nominating and Corporate Governance Committee Retainer - Member	10,000
Nominating and Corporate Governance Committee Retainer - Additional Chair Retainer	10,000
Product and Technology Committee Retainer - Member	10,000
Product and Technology Committee Retainer - Additional Chair Retainer	10,000
(1)Members of the Board who are also officers or employees of Anywhere Real Estate or its subsidiaries (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives both the Member Retainer and the Additional Chair Retainer.
(2)Amounts shown reflect grant date fair value.
(3)The Independent Chairman of the Board only receives the "Annual Retainer Independent Chairman - Cash Portion" and "Annual Retainer Independent Chairman - Stock Portion" and is not entitled to receive the "Annual Director Retainer - Stock Portion," "Annual Director Retainer - Cash Portion" or any retainer for being a Committee Chair or Member.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
The following sets forth information concerning the compensation of our Independent Directors in 2023:

Name*	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Fiona P. Dias	115,000	160,001	275,001
Matthew J. Espe	120,000	160,001	280,001
V. Ann Hailey	115,000	160,001	275,001
Bryson Koehler	115,000	160,001	275,001
Duncan L. Niederauer	110,000	160,001	270,001
Egbert L.J. Perry	90,000	206,006	296,006
Enrique Silva	125,000	160,001	285,001
Sherry M. Smith	120,000	160,001	280,001
Christopher S. Terrill	120,000	160,001	280,001
Felicia Williams	125,000	160,001	285,001
Michael J. Williams	200,000	250,006	450,006
*    Mr. Lenz did not join our Board until February 2024, and, pursuant to the terms of the Cooperation Agreement, does not receive any compensation for his service on the Board or any Committee.
(1)The amounts reported in the "Stock Awards" column include: for each director, the grant date fair value of the RSU award granted in May 2023, representing the equity portion of the Director's retainer ($160,001 for each Director, other than Mr. Williams, and $250,006 for Mr. Williams), and for Mr. Perry, the grant date fair value of the restricted stock unit award granted upon his joining the Board in January 2023 ($46,005).
The grant date fair value of equity awards granted in 2023 are computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our 2023 Annual Report.
As of December 31, 2023, each Independent Director held 27,211 unvested RSUs with the exception of Mr. Williams, who held 42,518 unvested RSUs.
Independent Director Stock Ownership Guidelines
In order to further strengthen alignment with stockholders, each Independent Director (other than Mr. Lenz) is required to beneficially own an amount of our stock with a value equal to the greater of:

▪$500,000; and ▪at least five times the cash portion of the annual Director retainer (i.e., $1,000,000 for our Independent Chairman of the Board or $450,000 for our other Independent Directors).	None of our current Directors has ever sold a share of Anywhere stock

Stock options are not counted toward the stock ownership requirement. Shares of Anywhere common stock, deferred stock units, and unvested restricted stock units count as stock ownership. Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of the net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
All of our Directors met the ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2023, including for Ms. Williams and Mr. Perry, our newest Board members, who are each within the five-year compliance period. Multiple directors also purchased shares in the open market in 2023 and 2024.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
The following table shows each Independent Director's progress toward achievement of the stock ownership guidelines at the end of 2023:

Name*	Shares of Common Stock (#)	RSU Awards (#)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona P. Dias	47,736	27,211	25,736	716,863
Matthew J. Espe	48,373	27,211	22,957	701,612
V. Ann Hailey	49,942	27,211	49,268	900,118
Bryson Koehler	51,252	27,211	—	558,657
Duncan L. Niederauer	90,797	27,211	—	840,217
Egbert L.J. Perry	5,765	27,211	—	234,789
Sherry M. Smith	20,677	27,211	48,974	689,657
Enrique Silva	85,005	27,211	—	798,978
Christopher S. Terrill	67,246	27,211	—	672,534
Felicia Williams	24,420	27,211	—	367,613
Michael J. Williams	135,234	42,518	21,534	1,418,916
* Mr. Lenz did not join our Board until February 2024 and, pursuant to the terms of the Cooperation Agreement, Mr. Lenz is exempt from the stock ownership guidelines.
(1)Includes accrued dividend equivalent units. If a Director elected to defer his or her 2023 RSU award upon vesting in May 2024, such award is reported as deferred in the footnotes to the "Ownership of our Common Stock" table below.
(2)Calculated based on average closing sale price for the 20 trading days immediately prior to the December 31, 2023 measurement date, in accordance with the stock ownership guidelines.
Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 6, 2024 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. As of March 6, 2024, there were 111,085,164 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See above for a description of the Stock Ownership Guidelines applicable to our independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the following table).

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc. (1)	20,045,208	18.0%
The Vanguard Group (2)	16,979,737	15.3%
TPG GPA A, LLC (3)	9,692,993	8.7%
Southeastern Asset Management, Inc. (4)	5,748,860	5.2%
Ryan M. Schneider (5)	2,103,396	1.9%
Charlotte C. Simonelli (6)	369,856	*
Melissa K. McSherry (7)	88,517	*
Marilyn J. Wasser (8)	460,427	*
Susan Yannaccone (9)	82,590	*
Fiona P. Dias (10)	47,736	*
Matthew J. Espe (11)	48,373	*
V. Ann Hailey (12)	49,942	*
Bryson R. Koehler (13)	78,463	*
Duncan L. Niederauer (14)	118,008	*
Egbert L.J. Perry (15)	32,976	*
Enrique Silva (16)	112,216	*
Sherry M. Smith (17)	21,196	*
Christopher S. Terrill (18)	94,457	*
Felicia Williams (19)	51,631	*
Michael J. Williams (20)	135,234	*
Directors and executive officers as a group (20 persons) (21)	4,355,232	3.9%
 *    Less than one percent.
(1)The information in the table is based solely upon Amendment No. 4 to Schedule 13G filed by such person with the SEC on January 24, 2024. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. reported sole voting power over 19,505,691 shares of common stock and sole dispositive power over all 20,045,208 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 11 to Schedule 13G filed by such person with the SEC on February 13, 2024. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole dispositive power over 16,792,641 shares of common stock, shared voting power over 82,350 shares of common stock and shared dispositive power over 187,096 shares of common stock.
(3)The information in the table is based solely upon Amendment No. 5 to Schedule 13D jointly filed by such person, Angelo, Gordon & Co., L.P., AG GP LLC, David Bonderman, James G. Coulter and Jon Winkelried, individually with the SEC on February 8, 2024. The principal address for such filers is 301 Commerce Street, Suite 3300 Fort Worth, TX 76102. Such filers reported shared dispositive power over 9,692,993 shares of common stock and shared voting power over 9,692,993 shares of common stock.
(4)The information in the table is based solely upon Amendment No. 8 to Schedule 13G jointly filed by such person, Longleaf Partners Small-Cap Fund and O. Mason Hawkins, individually with the SEC on February 14, 2024. The principal address for all such filers is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Southeastern Asset Management, Inc. reported sole voting power over 5,548 shares of common stock, shared voting power over 5,743,312 shares of common stock, sole dispositive power over 5,548 shares of common stock and shared dispositive power over 5,743,312 shares of common stock, and Longleaf Partners Small-Cap Fund reported shared voting and dispositive power over 5,710,068 shares of common stock. Mr. Hawkins disclaims direct or indirect control over the shares.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
(5)Includes 905,434 shares of common stock underlying options. Does not include (i) 949,459 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 6, 2024.
(6)Includes 78,571 shares of common stock underlying options. Does not include (i) 318,269 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 6, 2024.
(7)Does not include (i) 182,814 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 6, 2024.
(8)Includes 179,611 shares of common stock underlying options. Does not include (i) 200,885 shares of common stock subject to restricted stock unit awards or (ii) 11,743 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 6, 2024.
(9)Does not include (i) 415,184 shares of common stock subject to restricted stock unit awards or (ii) 2,654 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 6, 2024.
(10)Does not include 52,947 shares issuable under deferred stock units that will not become settleable within 60 days of March 6, 2024.
(11)Does not include 50,168 shares issuable under deferred stock units that will not become settleable within 60 days of March 6, 2024.
(12)Does not include 76,479 shares issuable under deferred stock units that will not become settleable within 60 days of March 6, 2024.
(13)Includes 27,211 shares subject to vesting under a restricted stock unit award.
(14)Includes 27,211 shares subject to vesting under a restricted stock unit award and 51,973 shares held by a family limited partnership of which the reporting person and his spouse are the general partners.
(15)Includes 27,211 shares subject to vesting under a restricted stock unit award.
(16)Includes 27,211 shares subject to vesting under a restricted stock unit award.
(17)Includes 519 shares issuable under deferred stock units that will become settleable within 60 days of March 6, 2024. Does not include 75,666 shares issuable under deferred stock units that will not become settleable within 60 days of March 6, 2024.
(18)Includes 27,211 shares subject to vesting under a restricted stock unit award.
(19)Includes 27,211 shares subject to vesting under a restricted stock unit award. Does not include 8,424 shares purchased by Ms. Williams on March 8, 2024.
(20)Does not include 64,052 shares issuable under deferred stock units that will not become settleable within 60 days of March 6, 2024.
(21)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 169,403 shares of common stock underlying options. Does not include, with respect to such other executive officers, 409,915 shares subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become issuable within 60 days of March 6, 2024.
Related Person Transactions
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds, or is expected to exceed, $120,000 annually, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair thereof) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:
▪the ordinary course utilization of Company services by a related person;
▪transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and
▪transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of (i) $750,000 and (ii) 1% of the entity's annual gross revenues.
Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have utilized, and in the future may utilize, the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our Company-owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.
Approved Related Person Transactions. During 2023, the Audit Committee reviewed and approved the transactions described under the heading "Determination of Director Independence," although no Director was determined to have a direct or indirect material interest in any such transaction.
In addition, the Audit Committee reviewed and approved a debt exchange transaction with Angelo, Gordon & Co., L.P. ("Angelo Gordon"), an affiliate of TPG GPA A, LLC, a principal stockholder of the Company, pursuant to which the Company issued $218 million of 7.00% Senior Secured Second Lien Notes due 2023 (the "Senior Secured Second Lien Notes") to funds managed by Angelo Gordon, in exchange (the "Private Exchange") for $273 million of Senior Notes due 2029 and Senior Notes due 2030 (collectively, the "Unsecured Notes"), pursuant to an exchange agreement dated July 25, 2023, between the Company and Angelo Gordon. In connection with the Private Exchange, Angelo Gordon received a structuring premium of 0.75% of the aggregate principal amount of the Unsecured Notes it exchanged for the Senior Secured Second Lien Notes (or $2.0 million), and the exchange of its Unsecured Notes was not subject to "cut back" that was applicable to holders who exchanged their Unsecured Notes in a separate debt exchange transaction consummated by the Company at the same time as the Private Exchange. Additionally, the Company paid the legal fees incurred by Angelo Gordon in the Private Exchange in the amount of $630,000. The Audit Committee determined that the Private Exchange was in, or not inconsistent with, the best interests of the Company and its stockholders and is advisable and in the best interests of the Company and its stockholders.
In addition, in early 2024, the Audit Committee reviewed and approved a Cooperation Agreement (the “Cooperation Agreement”) with Angelo Gordon and certain affiliated investors (together with Angelo Gordon, the “Investor Parties”) pursuant to which the Company agreed to appoint Joseph Lenz to the Board as an independent director, effective as of February 13, 2024, for an initial term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company also agreed to include Mr. Lenz on the Company’s slate of director nominees for election at the 2024 Annual Meeting and the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The term of the Cooperation Agreement ends on the date that is the later of (x) the earlier of (A) 30 days prior to the director nomination deadline for the 2025 Annual Meeting pursuant to the sixth amended and restated bylaws and (B) the date that is 120 days prior to the first anniversary of the 2024 Annual Meeting, and (y) ten days after the date on which Mr. Lenz ceases to serve on the Board (the “Cooperation Period”). Under the terms of the Cooperation Agreement and during the Cooperation Period, the Investor Parties have agreed to vote all of their shares of the Company’s common stock (and the shares of their affiliates) in favor of specified matters and have agreed to certain customary standstill restrictions. The Company and the Investor Parties have also agreed to certain mutual non-disparagement and confidentiality obligations. The Audit Committee determined that it was advisable and in the best interests of the Company to enter into the Cooperation Agreement.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
PROPOSAL 1:    ELECTION OF DIRECTORS
Board of Directors
As of the date of this proxy statement, the Board consists of thirteen members, twelve of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2024, the Nominating and Corporate Governance Committee of our Board, which we refer to in this "Election of Directors" section as the "Governance Committee," recommended, and the Board nominated, Fiona P. Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Joseph Lenz, Duncan L. Niederauer, Egbert L.J. Perry, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Christopher S. Terrill, Felicia Williams and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2025 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information under "Nominees for Election to the Board" includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years. The age of each Director nominee is as of March 6, 2024.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.
Process for Nominating Directors
The Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by Governance Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Governance Committee deems appropriate, a third-party search or board advisory firm.
To help the Governance Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Governance Committee and generally one or more other members of the Governance Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Governance Committee reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.

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Stockholder Nominations and Bylaw Procedures. The Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the candidate's consent to be named as a Director if selected by the Governance Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders. In February 2024, the Board added Joseph Lenz to the Board following a recommendation to that effect made by Angelo Gordon and due consideration of the recommendation by the the Board and its committees. See "Corporate Governance—Related Person Transactions."
Stockholders also have the right under our Bylaws to directly nominate Director candidates. Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See "Stockholder Proposals and Nominations for Director" on page 85 for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers.
Under our Corporate Governance Guidelines (the "Guidelines"), when evaluating the suitability of individuals for nomination, the Governance Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Anywhere. The Governance Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business environment; understanding of the real estate market and/or other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly traded company; and other factors described below.
The Governance Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Anywhere responsibilities, taking into account the individual's other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise requirements.
When determining whether to recommend a Director for re-election, the Governance Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Governance Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Governance Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be an Anywhere officer though the Governance Committee has the discretion as to whether or not it should accept such resignation.
Diversity. The Guidelines provide that the Governance Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. The Guidelines also provide that the Governance Committee will include, and have any search firm that it engages include, women and minority candidates in the initial pool from which the Governance Committee selects director candidates. The Governance Committee recognizes diversity's benefit to the Board and Anywhere, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown in the following tables, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers.

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Individual Skills and Experience. When evaluating potential Director nominees, the Governance Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.
The Governance Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:
▪operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;
▪leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
▪industry/housing or franchising knowledge, which assists in understanding and reviewing our business strategy;
▪accounting, financial and/or capital markets expertise, which enables Directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;
▪cybersecurity and data privacy experience, given the heightened risk to the Company in light of the increasing level and sophistication of cyber attacks as well as the breadth of compliance requirements;
▪consumer technology and product experience, which assists our Board in advising us on strategic initiatives and innovation opportunities related to product development and procurement; and
▪public company board and ESG experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—as well as corporate social responsibility matters and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.
The Board believes that, as a whole, the Board represents diverse views, experience and background, and that each of the Directors is highly qualified and possesses leadership and professional experience, knowledge and skills that qualify them for service on our Board.

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Skills & Diversity Matrix
The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Industry/ Housing	Franchise	Operating/ Leadership	Acct./Financial	Capital Markets	Cyber-security/Data Privacy	Consumer Tech./ Product	Public Company Board/ESG
Fiona P. Dias		x	x				x	x
Matthew J. Espe			x	x				x
V. Ann Hailey			x	x	x			x
Bryson R. Koehler			x	x		x	x	x
Joseph Lenz				x	x			x
Duncan L. Niederauer			x		x			x
Egbert L.J. Perry	x		x	x				x
Ryan M. Schneider	x	x	x	x	x		x	x
Enrique Silva		x	x	x				x
Sherry M. Smith			x	x	x	x		x
Christopher S. Terrill	x		x				x	x
Felicia Williams			x	x	x	x		x
Michael J. Williams	x		x	x	x			x
The following table reports each Director's self-identified race/ethnicity and gender.

Director Nominees	Race/Ethnicity[1]				Gender[2]
	African-American	Asian (excluding Indian/South Asian)	Caucasian/White	Hispanic/Latino	Female	Male
Fiona P. Dias		x			x
Matthew J. Espe			x			x
V. Ann Hailey			x		x
Bryson R. Koehler			x			x
Joseph Lenz			x	x		x
Duncan L. Niederauer			x			x
Egbert L.J. Perry	x					x
Ryan M. Schneider			x			x
Enrique Silva				x		x
Sherry M. Smith			x		x
Christopher S. Terrill			x			x
Felicia Williams	x				x
Michael J. Williams			x			x
(1)None of our Directors self-identified as Indian/South Asian, Middle Eastern/North American, Native American/Alaskan Native, Native Hawaiian/Other Pacific Islander or any other racial/ethnicity category.
(2)We have not surveyed our Directors on whether they identify as non-binary.

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Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members.
The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Governance Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Governance Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF:
FIONA P. DIAS * MATTHEW J. ESPE * V. ANN HAILEY * BRYSON R. KOEHLER * JOSEPH LENZ
DUNCAN R. NIEDERAUER * EGBERT L.J. PERRY * RYAN M. SCHNEIDER * ENRIQUE SILVA
SHERRY M. SMITH * CHRISTOPHER S. TERRILL* FELICIA WILLIAMS * MICHAEL J. WILLIAMS
Nominees for Election to the Board

Fiona P. Dias Independent Director
Director since June 2013 ▪Compensation & Talent Management (since Aug. 2013) ▪Product & Technology (since Aug. 2018)
Business Experience and Biographical Information: Ms. Dias, age 58, has been a digital commerce consultant since 2014, including practicing with Ryan Retail Consulting, a global consulting firm. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019 and Berkshire Grey, Inc. from July 2021 to July 2023.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.
Public Directorships: Ms. Dias currently serves on the board of Qurate Retail, Inc.

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Matthew J. Espe Chair of the Nominating & Corporate Governance Committee
Director since August 2016 ▪Compensation & Talent Management (since Dec. 2017) ▪Nominating & Corporate Governance (Chair since May 2023, member since Aug. 2018)
Business Experience and Biographical Information: Mr. Espe, age 65, serves as an operating partner at Advent International, a global private equity firm (since 2017). He served as an operating partner at Periphas Capital, a private investment firm from 2018 to January 2023 and at Strategic Value Partners Global, a global investment firm from 2018 to April 2023. He served as the Chief Executive Officer of Radial Inc., an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from 2010 until 2015. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas Inc. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company, where he was employed for more than 20 years, serving in various leadership roles, including as President and Chief Executive Officer of GE Lighting. Mr. Espe was a member of the Boards of Directors of Foundation Building Materials, Inc. from 2018 until its acquisition in 2021. Mr. Espe was also on the Board of Directors of Periphas Capital Partnership Corporation from January 2018 until January 2023.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.
Public Directorships: Mr. Espe currently serves on the boards of WESCO International Inc., Diebold Nixdorf, Incorporated and Korn Ferry.

V. Ann Hailey Independent Director
Director since February 2008 ▪Audit (Chair of our Audit Committee from Feb. 2008 to May 2022) ▪Nominating & Corporate Governance (since Oct. 2012)
Business Experience and Biographical Information: Ms. Hailey, age 73, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various finance leadership positions as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of TD Ameritrade Holding Corporation from 2016 until its acquisition by The Charles Schwab Corporation in October 2020 and the Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retailing, and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service as Audit Chair of other public companies and the Cleveland Federal Reserve and her accounting and financial knowledge provide significant expertise to the Board, including an understanding of financial statements, accounting and internal controls, corporate finance and capital markets. Through her experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey has experience in internet site development and selling as well as new venture management and funding.
Public Directorships: Ms. Hailey currently serves on the board of W.W. Grainger, Inc.

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Bryson R. Koehler Independent Director
Director since January 2019 ▪Audit (since May 2022) ▪Product & Technology (since Jan. 2019)
Business Experience and Biographical Information: Mr. Koehler, age 48, has served as the Chief Executive Officer of Revinate, Inc. since 2024. He previously served as Chief Product, Data, Analytics and Technology Officer at Equifax Inc. from June 2018 until March 2024. He was responsible for leading Equifax’s global product, data, analytics and information technology strategy, development and operations. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, cyber security, product management and Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a Director of the Company.

Joseph Lenz Independent Director
Director since February 2024
Business Experience and Biographical Information: Mr. Lenz, age 35, has served as a director of Anywhere since February 2024. Mr. Lenz serves as a Managing Director and Co-Head of Research of TPG AG Credit Solutions, an approximately $13 billion strategy within TPG Angelo Gordon, a diversified credit and real estate investing platform of TPG, a leading global asset manager. Mr. Lenz first joined TPG Angelo Gordon in 2012. For two years prior thereto, Mr. Lenz worked in the investment banking division at Morgan Stanley. Mr. Lenz served as a director of Northern Oil and Gas Inc. from 2018 to 2019.
Skills and Qualifications: Mr. Lenz brings a breadth of experience in business, finance, capital markets, and accounting, and has public company board experience.

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Duncan L. Niederauer Independent Director
Director since January 2016 ▪Nominating & Corporate Governance (since May 2022) ▪Product & Technology (since Aug. 2018)
Business Experience and Biographical Information: Mr. Niederauer, age 64, is a founder and managing member of Transcend Capital Advisors, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019 and First Republic Bank from 2014 to 2022.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.

Egbert L.J. Perry Independent Director
Director since January 2023 ▪Compensation & Talent Management (since May 2023)
Business Experience and Biographical Information: Mr. Perry, age 68, is the Chairman and Chief Executive Officer of The Integral Group LLC. Founded in 1993 by Mr. Perry, Integral is a real estate development, advisory and investment management company based in Atlanta, Georgia, focused on urban development, development and investment in mixed-income, mixed-use communities, affordable/work force housing and commercial real estate projects. Mr. Perry served on the Board of Directors of Fannie Mae from December 2008 until December 2018, including as Chairman of the Board from 2014 through the end of his tenure.
Skills and Qualifications: Mr. Perry is well qualified to serve as a member of the Board based on his extensive business leadership experience as well as his deep knowledge of mortgage lending and the real estate market and his corporate governance experience.

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Ryan M. Schneider Chief Executive Officer and President, Director
Director since October 2017
Business Experience and Biographical Information: Mr. Schneider, age 54, has served as our Chief Executive Officer and President since December 31, 2017, and as a director since October 20, 2017. From October 23, 2017, until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Anywhere.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his depth of experience leveraging technology, data and analytics as well as his extensive knowledge of the complex strategic, operational, talent and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company and chairing their Audit Committee allows him to offer broader perspectives on corporate governance topics to the Board.
Public Directorships: Mr. Schneider currently serves on the board of Elevance Health, Inc. He is chair of the Audit Committee.

Enrique Silva Chair of the Compensation and Talent Management Committee
Director since August 2018 ▪Compensation & Talent Management (since May 2022)
Business Experience and Biographical Information: Mr. Silva, age 58, has served as Chief Executive Officer of Culver Franchising System, LLC (Culver's) since March 2021. He served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations, business strategy and talent development. His deep knowledge of operational, financial and legal matters also led the Board to consider him well-qualified to serve as a Director of the Company.

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Sherry M. Smith Independent Director
Director since December 2014 ▪Audit (since Dec. 2014) ▪Compensation & Talent Management (since May 2022)
Business Experience and Biographical Information: Ms. Smith, age 62, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury. Ms. Smith was a member of the Board of Directors of Tuesday Morning Corporation from 2014 to 2022.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.
Public Directorships: Ms. Smith currently serves on the boards of Deere & Company and Piper Sandler Companies.

Christopher S. Terrill Chair of the Product & Technology Committee
Director since July 2016 ▪Product & Technology (since Aug. 2018) ▪Nominating and Corporate Governance (since May 2022)
Business Experience and Biographical Information: Mr. Terrill, age 56, served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, then a wholly-owned subsidiary of IAC, from May 2011. For two years prior thereto, he held senior e-commerce marketing positions at Nutrisystem.com, a leader in the direct-to-consumer diet space. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior e-commerce marketing roles. From September 2020 until December 2022, he served as Executive Co-Chairman of Z-Work Acquisition Corp. Mr. Terrill also was a member of the Board of Directors of Terminix Global Holdings Inc. (from 2021 to 2022) and Porch Group, Inc. (from 2020 to 2022).
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.
Public Directorships: He currently serves on the boards of Vacasa, Inc. and Yelp, Inc.

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Felicia Williams Chair of the Audit Committee
Director since March 2021 ▪Audit (Chair since May 2022, member since March 2021)
Business Experience and Biographical Information: Ms. Williams, age 58, served in senior finance leadership roles at Macy’s, Inc. for 19 years, including Interim Chief Financial Officer from June 2020 to November 2020, Senior Vice President, Controller and Enterprise Risk Officer, including oversight of the company's information security and data privacy functions, from June 2016 to June 2020, Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and other roles across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. Ms. Williams most recently served as Macy’s Fellow for CEO Action for Racial Equity, the first business-led coalition of its kind with a mission to advance racial equity through public policy from November 2020 to October 2023. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company in Athens, Greece, and The Coca-Cola Company in Atlanta, Georgia, from June 1994 to June 2004; at Bristol-Myers Squibb in New York City from May 1990 to June 1994; and at Arthur Andersen & Company in Washington, D.C., from June 1987 to May 1990. Ms. Williams was a member of the Board of Directors of Meridian Bioscience, Inc. from 2018 to January 2023.
Skills and Qualifications: Ms. Williams has extensive leadership experience and broad-based knowledge of the financial and operational issues affecting complex organizations based on the breadth of her experience in finance, accounting, auditing, and enterprise risk management.
Public Directorships: She serves as a Director and Chair of the Audit Committee of Paycom Software, Inc.

Michael J. Williams Chairman of the Board
Director since November 2012 ▪Audit (since Nov. 2012) ▪Nominating & Corporate Governance (since Nov. 2012, Chair from Aug. 2013 to May 2023)
Business Experience and Biographical Information: Mr. Williams, age 66, has served as our Independent Chairman of the Board since December 31, 2017, having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to June 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from June 2014 until the sale of that company in February 2017. Mr. Williams spent more than 20 years at Fannie Mae, most recently as President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers (NEOs) for 2023:
▪Ryan M. Schneider, Chief Executive Officer and President
▪Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
▪Melissa K. McSherry, Executive Vice President and Chief Operating Officer(1)
▪Marilyn J. Wasser, Executive Vice President, General Counsel and Corporate Secretary
▪Susan Yannaccone, President and Chief Executive Officer, Anywhere Brands and Anywhere Advisors
(1)     Ms. McSherry served as Chief Operating Officer until February 26, 2024, when she transitioned to a non-officer role as strategic advisor to the Company until April 1, 2024.
Executive Summary
2023 Strategic Highlights
The challenges in the residential real estate market continued in 2023, with sales of existing homes continuing to fall (sales have declined 33% since the beginning of 2022, according to Fannie Mae). Despite these challenges, we maintained focus on our strategic priorities. Specifically, we reduced debt, realized substantial cost savings and mitigated substantial litigation uncertainties (avoiding a devastating, multi-billion dollar judgment in our sell-side antitrust class action litigation) while still generating $200 million of Operating EBITDA.
Management continued to focus on improving the Company's debt profile in 2023, reducing the principal amount of debt by $308 million through a combination of debt exchange transactions, open market repurchases and reduction of our outstanding revolver balance. The debt exchange transactions reduced our total principal amount of debt by approximately $160 million while incurring minimal incremental interest expense and retaining our flexibility and long-dated maturities. Our opportunistic open market repurchases of Senior Notes due 2029 and Senior Notes due 2030 allowed us to capture approximately $20 million of discount, further reducing the principal amount of our debt by approximately $70 million. We also reduced the amount outstanding under our revolving credit facility by $65 million. These achievements were in addition to our debt profile improvements between 2020 and 2022, when we reduced the principal amount of our debt by $600 million, extended our maturities, shifted our debt from mostly secured debt to unsecured debt and reduced our interest expense.
In a historically challenging residential real estate market, which was accelerated by the series of rapid interest rate hikes initiated by the U.S. Federal Reserve in March 2022 intended to tame inflation, we continued to take decisive action on our cost savings initiatives, overachieving our 2023 goal by 10% and realizing cost savings of approximately $220 million in 2023 and approximately $370 million in the past two years. We also prudently managed our cash.
Finally, the Company was the first to reach a nationwide settlement of the sell-side antitrust class actions against it and other industry participants. The $83.5 million settlement releases the Company, and all its subsidiaries, brands, affiliated agents, and franchisees. Subsequent to our settlement, the non-settling defendants received a $1.785 billion (before trebling) judgment based on claims representing a small fraction of the potential nationwide claims. In addition, the non-settling defendants and other industry participants now face a significant number of additional cases brought in other jurisdictions on similar grounds. The Company’s settlement, which was driven by our management team in close collaboration with our Board, avoided a devastating monetary judgment, provided a defense against the additional sell-side antitrust cases being brought around the country, removed significant future uncertainty for the Company, its employees, agents and franchisee, greatly reduced ongoing legal expenses and management distraction, and served the best interests of the Company, our affiliated agents and franchisees, and stockholders.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
2023 Financial Results amid Industry Downturn and Uncertainty
▪Revenue of $5.6 billion declined 18% year-over year, with a net loss of $97 million (which included $25 million and $25 million in non-cash goodwill and intangible asset impairments, respectively)
▪Operating EBITDA* of $200 million decreased 55% over 2022
▪Free Cash Flow* of $67 million up from negative $159 million in 2022
* See Annex A for definition & reconciliation of the non-GAAP measures referenced in this section.
The residential real estate market is currently in the midst of unprecedented uncertainty.
According to Freddie Mac, average mortgage rates for a 30-year, conventional, fixed-rate mortgage more than doubled in 2022 and in the fourth quarter of 2023 reached the highest levels in more than two decades. Federal interest rates are one of the factors that contribute to mortgage rates, and the Federal Reserve aggressively raised the target federal funds rate by over 400 basis points during 2022 and by an additional 100 basis points during 2023. The rapidly rising mortgage rates combined with high inflation, reduced affordability, low inventory levels and broader macroeconomic concerns have driven significant declines in homesale transactions since mid-2022 such that the industry is now at the lowest transaction levels since 1995.
Additionally, the residential real estate industry has been under margin pressure as brokers' share of homesale commissions has dramatically decreased in recent years (Anywhere's average share of homesale broker commissions, commonly referred to as our "split", declined over 1000 basis points between 2016 and 2022).
In addition to these economic pressures, there is unprecedented uncertainty about the future structure of the residential real estate industry, with significant litigation and regulatory headwinds with particular focus on antitrust and competition. While we have settled our sell-side antitrust case and are not subject to the large verdict entered against the other defendant's in those cases, the overall industry will continue to be impacted by the enormity of the verdict and the dozens of new copycat cases filed across the country. Given the combination of the prospect of years of new copycat litigation and appeals of the initial verdict, there is substantial pressure for industry change. There is considerable uncertainty about potential changes to industry rules that may adversely impact commissions. Such industry structure changes could arise from litigation and injunctive relief. The industry also still faces regulatory or governmental actions, market forces, changing competitive dynamics and changes in consumer preferences. Moreover, we believe certain industry participants, including listing aggregators and participants pursuing non-traditional methods of marketing real estate, are pursuing changes to the rules and regulations of MLSs and NAR that are intended to benefit their competitive position to the disadvantage of historical real estate brokerage models.
2023 Compensation Decisions in Light of Industry Downturn and Uncertainty
The cyclical nature of the real estate industry has always posed certain challenges in designing compensation programs that meet each of the components of our compensation philosophy of pay-for-performance, rewarding our NEOs for their achievements and reinforcing ethical behavior. However, the current downturn, now entering its third year, is historic in both its magnitude and duration and has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs for reasons outside of our control.
Specifically, the downturn had a significant impact on the attainability of our CFCF goals for our 2021-2023 and 2022-2024 PSU award cycles. Performance goals for these cycles assumed a pre-March 2022 macroeconomic environment. As illustrated in the tables below, the downturn since the grant of those awards has had a significant impact on the realized value or expected realized value for these cycles (table as of December 31, 2023).

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PSU Award Cycle and Metric
	2021	2022	2023	2024	2025
2021-2023 PSU Award(1)	Completed in 2023 (Aggregate Realized Value: 23%)
RTSR(2)	No Payout
CFCF	Below Target Payout (77%)
2022-2024 PSU Award(3)		66% Completed
RTSR(2)		Tracking Below Threshold
CFCF		Tracking Below Threshold
2023-2025 PSU Award(3)			33% Complete
RTSR(2)			Tracking at or around Target
CFCF			Tracking at or around Target
(1)Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs times (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target grant date value of the awards approved by the Compensation and Talent Management Committee.
(2)RTSR for completed and outstanding RTSR PSU award cycles is measured against S&P MidCap 400.
(3)Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.
Beginning in 2022 and continuing through 2023, the Board and Compensation and Talent Management Committee (referred to in this CD&A as the "Committee") had robust discussions regarding how to address the increased retention risk resulting from the significant decline in realizable value of outstanding equity awards and the low realized value of incentive award payouts in recent years, despite:
▪the Company's stock performing well compared to its direct competitors (as shown in the following chart),
▪the Company's generation of $200M of operating EBITDA and $67M of free cash flow in 2023 (for comparison, four of the Company's five direct competitors reported either lower or negative operating EBITDA for 2023), and
▪management's exceptional performance during difficult and unexpected market conditions, including, for example, continuing to improve the Company's debt profile, continuing to realize substantial cost savings, and reaching a nationwide settlement of its sell-side antitrust class actions.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Against the backdrop of the historic industry downturn and uncertainty, and the exceptional performance shown by our CEO and management team, the Board considered two compensation actions for our CEO.
The first action was to reward Mr. Schneider for his extraordinary achievements over the past several years under the incredibly challenging and difficult circumstances facing the Company (see "Proxy Summary—Key Business Highlights" on page 1 for more details) with a $5 million cash Exceptional Achievements Awards paid in late 2023 but subject to clawback if Mr. Schneider resigns without Good Reason prior to March 1, 2025.
The second action was to motivate Mr. Schneider moving forward to strategically position the Company for the eventual anticipated housing market recovery and to steer us through the industry changes that may follow from ongoing industry litigation and potential related injunctive relief, and regulatory actions.
The Board believes Mr. Schneider will continue to add exceptional value to the Company. He has become an industry leader, earning the number one ranking as ‘most powerful leader in the residential real estate industry’ by the Swanepoel Power 200. In addition, stockholders have expressed their appreciation and support for his leadership, vision and performance.
Given the market challenges going forward, and in consideration of the depressed values of outstanding PSU awards, the Board, on the recommendation of the Committee, granted a Performance Award to Mr. Schneider consisting of two $5 million tranches which will be payable in cash based on achievement of metrics set by the Committee, as described below.

Award	Performance Period	Performance Metric	Award Payout if Achieved	Subject to clawback if resignation without Good Cause prior to:
$5M 2024 cash performance award	FY 2024	Cost savings goal established in late 2023	Early 2025	March 1, 2026
$5M 2025 cash performance award	FY 2025	To be established by early 2025(1)	Early 2026	March 1, 2027
(1)The Board deferred setting a specific metric for the 2025 performance period to retain flexibility to ensure alignment with the Company's 2025 strategic priorities.
For a full description of the Exceptional Achievements Award and the 2024 and 2025 Performance Awards, see "Executive Compensation—CD&A—Summary of CEO 2023 Compensation" on page 45.
Compensation Philosophy & Commitment to Pay-for-Performance
Strong Commitment to Compensation Best Practices:

61% of CEO target direct compensation is performance-based	Multiple performance metrics (relative & absolute and annual & long-term)
At least 50% of regular long-term incentive program tied to performance goals over a three-year performance period	RTSR PSUs capped at target when the absolute total stockholder returns are negative
Clawback Policy provides for the recoupment of both cash and equity compensation	Annual cash incentive program funded substantially on achievement of a financial objective
No option repricing without stockholder approval	No "golden parachute" excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation programs
Double-trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	No significant executive-only perquisites

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Compensation Philosophy
Our compensation philosophy has the following key objectives:
▪The attraction, motivation and retention of high-performing executives;
▪A pay-for-performance focus that ties a significant portion of pay to business performance, both short- and long-term;
▪Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;
▪Reinforcement of ethical behavior and practices;
▪Discouragement of excessive risk; and
▪Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:
▪Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation based on specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and
▪All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
Setting Target Direct Compensation
In setting target direct compensation, we consider our compensation philosophy, each NEO’s individual performance assessment, the scope of the role’s responsibilities and the extent of the role’s impact on financial and strategic goals, expectations with respect to future performance and future leadership potential, internal pay equity, relative positioning to the peer group and other market comparables, and the period of time since last increase in total target compensation.
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to base salary adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives.
The Committee, comprised entirely of independent directors, reviews management's recommendations, taking into account any relevant guidance from their independent compensation consultant, and approves the form, timing, and amount of compensation for all of our executive officers, including those who are NEOs.
Compensation Consultants
The Committee continued their engagement of Meridian Compensation Partners, LLC (Meridian) as independent compensation consultants in 2023. Meridian provided the Committee with analyses and advice on executive and director compensation matters, including:
▪Competitive market pay analyses utilizing peer group and survey data
▪Short- and long-term incentive program designs
▪Recommendations with respect to the compensation peer group
Meridian also reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee. In 2023, the Committee’s independent compensation consultant solely provided services related to executive or director compensation, and the Committee assessed and confirmed Meridian’s independence.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Peer Group
In setting target compensation, the Committee annually reviews a detailed and comprehensive analysis of compensation data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information. Specifically, the Committee utilizes our peer group data for all of our NEOs except for Ms. Wasser, for which they utilized general industry survey data for similar executive function roles. Peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular competitive level or utilize peer data in a formulaic manner.
Our peer group is made up of both direct peers, and given the limited size of that group, peers in industries that resemble the Company’s cyclicality, business model and financial performance or that are influenced by the housing market or share traits of our other business units. The Committee targets revenue of between $1 billion and $25 billion for each member of the peer group.
For 2023, the Committee approved the peer group listed opposite. For 2024 planning, the Committee did not make any changes to the peer group. Revenue and market cap data is based on publicly available information from the S&P Capital IQ database as of December 31, 2023. Based upon data as of and for the year ended December 31, 2023, Anywhere’s revenues were at the 42nd percentile and its market capitalization was the lowest of its peers.

	Revenue (in millions) ($)	Market Cap (in millions) ($)
Direct Real Estate Competitors
Redfin Corporation	977	1,189
Zillow Group, Inc.	1,945	13,446
eXp World Holdings, Inc.	4,281	2,387
Compass, Inc.	4,885	1,816
Opendoor Technologies Inc.	6,946	3,002

Real Estate Related or Influenced by Housing Market
Fortune Brands Innovations, Inc.	4,626	9,601
Leggett & Platt, Incorporated	4,725	3,489
First American Financial Corporation	6,004	6,649
KB Home	6,411	4,954
Hyatt Hotels Corporation	6,667	13,450
Cushman & Wakefield plc	9,494	2,454
Arthur J. Gallagher & Co.	9,559	48,554
Toll Brothers, Inc.	9,995	10,701
PulteGroup, Inc.	16,062	22,254
Jones Lang LaSalle Incorporated	20,761	8,985
Consideration of Stockholder Feedback and 2023 Say on Pay Vote
The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders, including on matters of executive compensation.
As disclosed in our 2022 proxy statement, incorporating feedback from the Board's 2022 Investor Outreach Program as well as management's recommendations, the Committee included the following changes to its 2023 annual cash incentive plan:
▪Incorporated strategic and operational metrics to comprise 30% of the plan and, for the remaining 70%, maintained the existing financial performance metric;
▪Flattened the performance scale to better align pay outcomes with management's performance during the ongoing unprecedented industry uncertainty, with the minimum performance threshold decreased from 85% to 75% of the target goal and maximum performance threshold increased from 120% to 125%; and
▪Reduced the Committee’s potential discretion (+/- 25%) in making adjustments to the individual performance achievement under the annual cash incentive plan.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
At our 2023 Annual Meeting of Stockholders, 87% of our stockholders expressed their support of our executive compensation program by approving our non-binding advisory vote on executive compensation (“2023 Say on Pay Vote”). Though the Committee recognized the 2023 Say on Pay Vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. Under the Board's 2023 Investor Outreach Program, the Board reached out to stockholders representing approximately 75% of our outstanding shares and met with holders of almost 45% of our outstanding shares (based on estimated holdings at June 3, 2023). These meetings were attended by Michael J. Williams, Independent Chairman of the Board, and Enrique Silva, Chair of the Compensation and Talent Management Committee. See “Proxy Summary—Investor Outreach” beginning on page 1 for more information.
During our 2023 Investor Outreach Program, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs. Investors overall expressed support for our approach to executive compensation and generally agreed that performance metrics currently in use are appropriate for the Company and that pay appears to align with Company performance and encouraged the Company to focus on continued refinement of the program.
Specifically, investors recognized the need to retain key executives during the industry downturn and the uncertainties with respect to potential industry changes arising from ongoing antitrust litigation involving other industry players and potential regulatory reform. Investors also suggested that the Company continue to refine the alignment of the Company's incentive award programs with its strategic goals, specifically how to (1) incentivize and reward management based on meeting goals that are within its control in addition to being aligned with Company performance and (2) reduce the impact of the cyclicality of the housing industry and of the macro-economic factors that have contributed to volatile award program payouts.
The Committee and the Independent Directors considered these views and feedback in approving year-end incentive awards for 2023 and structuring and approving the 2024 compensation programs for the NEOs, including modifying the design of the 2024 LTI award program:
▪In light of the current challenges forecasting long-term performance goals in an extremely volatile and macro-impacted industry, modified the CFCF PSUs so that free cash flow targets are set annually with actual payout being the average of the payouts of the three separate annual achievements;
▪In order to ensure continued alignment between payouts and long-term performance, changed relative TSR to be a modifier to the CFCF PSUs awards instead of a stand-alone metric; and
▪In order to more accurately measure our success against peers facing the same macroeconomic dynamics, changed our TSR peer group to our compensation peer group and, within that group, weighted our direct real estate peers twice to emphasize outperformance against these companies.
For a full description of the forward-looking modifications to the 2024 LTI awards, see "2024 Annual and Long-Term Incentive Programs" on page 58 of this CD&A.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Summary of CEO 2023 Compensation
In setting Mr. Schneider's 2023 target direct compensation, the Committee considered Mr. Schneider's confident and decisive leadership in 2022, including his leadership in developing and implementing the Company's long-term strategy, reimagining his senior leadership team, improving the Company's debt profile, and taking actions to realize significant cost savings during 2022. In light of Mr. Schneider's performance, and the other considerations set forth in "Setting Target Direct Compensation" above, the Committee maintained the cash component of Mr. Schneider’s 2023 compensation, increased the equity component and aligned the mix of PSU awards with the other NEOs.

2023 Total Target Compensation: $11 million(1)
Overview of 2023 Changes
	Base Salary: $1 million	Mr. Schneider’s base salary has remained unchanged since 2017
	Annual Cash Incentive: $2 million	Mr. Schneider’s annual cash incentive opportunity remained at 200% of his base salary
Ryan M. Schneider	Equity Award Value: $8 million Award Mix: 40% time-based awards (RSUs) 60% performance-based awards (PSUs)	Mr. Schneider’s equity award value was increased by $0.5 million based upon his record of leadership, particularly with respect to strategy, talent, and realizing significant cost savings during 2022
Chief Executive Officer Joined Anywhere: 2017
	PSU Award Mix: 40% Relative TSR 60% Cumulative FCF	Mr. Schneider’s PSU mix was modified from 50/50 in 2022 in order to align with our other NEOs
(1)The target direct package established for Mr. Schneider in February 2023 does not include the cash-based Exceptional Achievements Award and Performance Awards approved by the Board in November 2023.

This target direct compensation package aligns with our pay for performance compensation philosophy, with our CEO’s 2023 target direct compensation 91% at-risk (annual cash incentive and equity-based awards), 73% in equity-based compensation and 61% tied to performance-based metrics (annual cash incentive and PSUs).
2023 CEO Performance
In late 2023, the Board, based on recommendations from the Committee, considered the CEO’s extraordinary performance under the incredibly challenging and difficult circumstances facing the Company, especially his leadership in:
▪improving the Company's debt profile in 2023, reducing the principal amount of debt by $308 million through the combination of debt exchange transactions, open market repurchases and reduction of our outstanding revolver balance. The debt exchange transactions reduced total principal amount of debt by approximately $160 million while incurring minimal incremental interest expense and retaining our flexibility and long-dated maturities. Our opportunistic open market debt repurchases of Senior Notes due 2029 and Senior Notes due 2030 allowed us to capture approximately $20 million of discount, further reducing the principal amount of our debt by approximately $70 million. We also reduced the amount outstanding under our revolving credit facility by $65 million. These achievements were in addition to our debt profile improvements between 2020 and 2022, when we reduced the principal amount of our debt by $600 million, extended our maturities, shifted our debt from mostly secured debt to unsecured debt and reduced our interest expense;
▪taking decisive action on our cost savings initiatives, overachieving our 2023 goal by more than 10% and realizing cost savings of approximately $220 million in 2023 and approximately $370 million in the past two years, and prudently managing our cash, even in a historically challenging residential real estate market; and

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
▪being the first to reach a nationwide settlement of the sell-side antitrust class actions against the Company and other industry participants. The $83.5 million settlement releases the Company, and all its subsidiaries, brands, affiliated agents, and franchisees. Subsequent to our settlement, the non-settling defendants received a $1.785 billion (before trebling) judgment based on claims representing a small fraction of the potential nationwide claims. In addition, the non-settling defendants and other industry participants now face a significant number of additional cases brought in other jurisdictions on similar grounds. The Company’s settlement, which was driven by our management team in close collaboration with our Board, avoided a devastating monetary judgment, provided a defense against the additional sell-side antitrust cases being brought around the country, removed significant future uncertainty for the Company, its employees, agents and franchisees, greatly reduced ongoing legal expenses and management distraction, and served the best interests of the Company, our affiliated agents and franchisees, and stockholders.
The Board also considered the unprecedented nature of the challenges Mr. Schneider faced in 2023 and will continue to face in the future, including mortgage rates at 20 year highs, homesale transactions at lows not seen since 1995, the decline of our share of homesale transaction commissions, and an industry facing unprecedented turmoil and uncertainty from industry-wide antitrust litigation, potential regulatory reform and the possibility of significant changes to the structure and functioning of the industry. The Board also noted the decreased retentive and incentive value of outstanding equity incentive awards due to unattainable targets that were set in a residential real estate market where our Operating EBITDA was 3-4 times higher than in 2023.
2023 Payouts and Exceptional Achievements Cash Award
▪Mr. Schneider received 95% of his target annual cash incentive bonus for 2023, based on a 100% individual performance factor and EIP funding at 95%.
▪The realized value of the 2021-2023 PSUs was 22% of target PSU award value (total payout of $996,492 based on the closing market price of Anywhere common stock on the NYSE on December 29, 2023) based on achievement of 77% for the CFCF PSUs and 0% for the RTSR PSUs. See "Performance Share Unit Awards" in this CD&A for more details regarding the LTI plan and payouts.
▪In addition, the Market Share Performance Award yielded a 0% payout based on the Committee's determination that the target was not achieved for the CEO's final performance period (the one-year ended September 30, 2023). The Market Share Performance Award was a cash-based performance incentive award tied to growth in market share as measured by homesale transaction value that was originally granted by the Committee in 2020.
▪In late 2023, the Board, based on recommendations from the Committee, considered the CEO’s extraordinary recent accomplishments that truly distinguished the Company from its competitors and his exemplary leadership in the current very challenging residential resale market and determined that a $5 million exceptional achievement cash award ("Exceptional Achievements Award") payable in 2023 was merited. The Exceptional Achievements Award is subject to clawback if the CEO resigns his employment other than for Good Reason prior to March 1, 2025.
2024-2025 Performance Cash Award
The Board, based on recommendations from the Committee, considered Mr. Schneider's executive management and leadership expertise, the critical role he plays in setting and executing the Company’s business strategy, and the potential business disruption likely to be caused by a loss of his services and determined to further grant the CEO a performance-based cash incentive grant with two $5 million tranches ("Performance Award").
The performance component of the Performance Award has two tranches, the first of which is based upon the achievement of realized cost savings for the year ending December 31, 2024, at a level set by the Committee in November 2023. The second tranche will be based upon a metric determined by the Board in February 2025, taking into account, among other things, then market conditions, which will measure financial or operating performance during 2025 (each of calendar year 2024 and 2025, a “Performance Period”). No amount will be earned under a tranche if the performance metric for the applicable Performance Period is not satisfied, except as stated in the Performance Award and summarized below.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ

Award	Performance Period	Performance Metric	Award Payout if Achieved	Subject to clawback if resignation without Good Cause prior to:
$5M 2024 cash performance award	FY 2024	Cost savings goal pre-established in late 2023	Early 2025	March 1, 2026
$5M 2025 cash performance award	FY 2025	To be established by early 2025(1)	Early 2026	March 1, 2027
(1)The Board deferred setting a specific metric for the 2025 performance period to retain flexibility to ensure alignment with the Company's 2025 strategic priorities.
The CEO must remain employed with the Company throughout the applicable Performance Period to be eligible to receive a payout of the applicable Performance Award tranche. If the CEO’s employment is terminated without cause or the CEO resigns his employment for Good Reason (as defined in his employment agreement) during the applicable Performance Period, he will be eligible to receive a pro-rata amount of the Performance Award based on actual performance for the applicable Performance Period. If the CEO’s employment terminates due to his death or disability, he will be entitled to receive a portion of such Performance Award equal to the $5 million value of the Performance Award, pro-rated for the number of full months of the applicable Performance Period. If terminated in connection with a change in control, he would be entitled to full payout of the Performance Award.
Additionally, our Clawback Policy will apply to the Performance Award (see "Clawback Policy" on page 61 of this CD&A for more information).
See "Components of Executive Compensation" on page 51 of this CD&A for additional details about our CEO’s 2023 compensation.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Summary of Other Named Executive Officer Compensation

	Charlotte C. Simonelli EVP, Chief Financial Officer and Treasurer	Melissa K. McSherry EVP, Chief Operating Officer	Marilyn J. Wasser EVP, General Counsel and Corporate Secretary	Susan Yannaccone President and CEO, Anywhere Brands and Anywhere Advisors
	Joined Anywhere: 2019	Joined Anywhere: 2022	Joined Anywhere: 2007	Joined Anywhere: 2015

Base Salary:	$950,000	$750,000	$600,000	$750,000
Annual Incentive Target:	100% of base salary	100% of base salary	100% of base salary	100% of base salary
Equity Award Target Value:(1)	$1,950,000	$1,000,000	$1,430,000	$1,500,000
Equity Award Mix:	50% time-based (RSUs) 50% performance-based (PSUs)	50% time-based (RSUs) 50% performance-based (PSUs)	50% time-based (RSUs) 50% performance-based (PSUs)	50% time-based (RSUs) 50% performance-based (PSUs)
PSU Award Mix:	60% Cumulative FCF 40% Relative TSR	60% Cumulative FCF 40% Relative TSR	60% Cumulative FCF 40% Relative TSR	60% Cumulative FCF 40% Relative TSR
(1)Does not include special retention equity awards to Ms. McSherry and Ms. Yannaccone, discussed below.
The 2023 target direct compensation program aligns with our pay for performance compensation philosophy, with 70%-77% of target 2023 compensation at-risk and 50% tied to performance metrics.
In 2023, the Committee also made certain special retention equity awards. Specifically, the Committee recognized the critical importance of the respective leadership roles of Ms. Yannaccone and Ms. McSherry in the execution of the Company’s transformation strategy, the significant decline in realizable value of their existing awards, the resulting “enhanced retention” risk, and the competitive landscape for executive talent and the potential disruption resulting from unplanned attrition. In light of these considerations, the Committee granted special long-term incentive awards to Ms. Yannaccone and Ms. McSherry in the form of RSUs that will cliff vest on the third anniversary of the grant date, with the value of such RSU awards in the amounts of $1.0 million and $500,000, respectively.
2023 NEO Performance
Each executive officer member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results.
Following the conclusion of the year, our CEO presented the Committee with his assessment of the performance of each executive officer member of the Executive Committee taking into consideration each executive's pre-established goals and the following factors:
▪Achievement of key strategic and operational objectives;
▪Execution of key initiatives;
▪Execution of key talent management initiatives, including those related to diversity, equity and inclusion; and
▪Other factors identified as appropriate.
The Committee reviewed and discussed each of the other NEO’s performance, taking into account the CEO’s recommendations for purposes of both the annual cash incentive payouts as well as setting 2024 compensation. When determining each NEO's performance, the Committee did not assign a specific weighting to any of the individual goals or factors, but rather considers progress and results against the objectives in the aggregate.

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CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Charlotte C. Simonelli, Executive Vice President , Chief Financial Officer and Treasurer
▪Executed on our goal to reduce corporate indebtedness and improve our debt profile
▪Negotiated opportunistic debt exchange transactions, which were completed in August 2023, and which represented significantly improved economic terms from those originally proposed by the counterparty
▪Leadership in realized cost savings
▪Transformed the structure and workflows of the finance team
▪Implemented the Company's first business spend management platform
▪Executive sponsor of our Women Employee Resource Group dedicated to supporting women at Anywhere
▪Developed and implemented our finance leadership program, focused on discovering developing talent among new graduates
Melissa K. McSherry, Executive Vice President and Chief Operating Officer
▪Leadership in cost savings and cost avoidance through consolidation, automation and retirement of legacy systems
▪Increased adoption, usage and customer satisfaction with several key technology products and increased operational efficiencies
▪Continued to improve cybersecurity posture and mitigate related risks
▪Recruited new Chief Information Security Officer with 20 years of cyber experience
▪Executive sponsor of our Asian & Pacific Islander Alliance (APIA) Employee Resource Group dedicated to supporting women at Anywhere
Susan Yannaccone, President and CEO, Anywhere Brands and Anywhere Advisors
▪Generated over $383 million of Operating EBITDA between Anywhere Brands, our franchise business, and Anywhere Advisors, our owned brokerage business
▪Leadership in realized cost savings, contributing over $150 million of the total realized cost savings for Anywhere in 2023
▪Transformed her leadership team, streamlining management structure, hiring new talent and elevating internal talent
▪Industry thought leadership in overall industry changes and unwavering support of women and diversity, including through her support of our inclusive franchise ownership program
▪Executive sponsor of our Service Employee Resource Group dedicated to supporting our military veterans at Anywhere
Marilyn J. Wasser, Executive Vice President, General Counsel and Corporate Secretary
▪Trailblazing leadership in the nationwide settlement of the sell-side antitrust industry litigation
▪Continued focus on risk and liability management, including
◦providing strategic counsel on:
–contingent liability planning, including managing the Ad Hoc Special Committee and building a team to support the Committee's work
–addressing potential risks related to industry structure changes
◦leading risk management committee and enterprise risk management processes
◦incorporating learnings from litigation on a number of evolving legal issues and integrating into Company processes, mitigating risks associated with potential future claims
◦managing risks associated with independent contractor workforce

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▪Supported opportunistic debt exchange transactions, which were completed in August 2023
▪Updated and increased data privacy policies and processes and data usage management
▪Ongoing support for, and oversight of, Anywhere's robust ethics program. Anywhere has been recognized as one of the World’s Most Ethical Companies® by Ethisphere Institute for the past 13 years
▪Expanded focus on government and industry affairs program to expand the Company's voice in ongoing discussions concerning MLS policies and practices and advocacy for certain industry rule changes
▪Executive co-sponsor of our REALDisabilities Employee Resource Group
2023 Payouts and Special Bonus
2023 Executive Incentive Plan ("EIP") Payout
The following table sets forth the target award and payout achieved under our annual cash incentive plan, the EIP. Each NEO received 95% of their target annual cash incentive bonus for 2023, based on a 100% individual performance factor and EIP funding at 95%. See "2023 Annual Incentive (Cash)" in this CD&A for additional details.

Name	Target Award ($)	Combined 2023 Financial, Strategic and Individual Performance (%)	2023 Payout ($)
Ryan Schneider	2,000,000	95	1,900,000
Charlotte Simonelli	950,000	95	902,500
Melissa McSherry	750,000	95	712,500
Susan Yannaccone	750,000	95	712,500
Marilyn Wasser	600,000	95	570,000
2023 Wasser Special Exceptional Achievements Award
In addition, the Committee granted a special $1 million cash exceptional achievements award to Ms. Wasser in recognition of her trailblazing leadership in the nationwide settlement of the sell-side antitrust industry litigation in 2023, as well as her continued focus on risk and liability management, including providing strategic counsel on contingent liability planning, managing the Board of Directors Ad Hoc Special Committee and building a cross-functional team to support the committee, and addressing potential risks related to industry structure change.
2021-2023 PSU Payouts
The realized value for the 2021-2023 PSUs awarded to the NEOs (other than Mr. Schneider and Ms. McSherry who joined the Company in February 2022 and did not participate in the 2021-2023 PSU award cycle) was 27% of target grant value (based on the closing market price of Anywhere common stock on the NYSE on December 29, 2023) based on achievement of 77% for the CFCF PSUs and 0% for the RTSR PSUs. See —Performance Share Unit Awards in this CD&A for more details regarding the LTI plan, and payouts.

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Components of Executive Compensation
In February 2023, the Committee approved the 2023 compensation program, designed to be consistent with the Company’s pay-for-performance philosophy, which includes:
▪Base salary;
▪Annual Incentive (cash) under the Executive Incentive Plan (EIP);
▪Long-Term Incentive (equity) in the form of:
◦Performance Share Units (PSUs), which vest at the end of the 3-year performance period based on achievement of performance factors, including:
–Relative Total Stockholder Return (RTSR); and
–Cumulative Free Cash Flow (CFCF); and
◦Restricted Stock Units (RSUs), which vest ratably over three years.
A significant portion of each NEOs target direct compensation is “at-risk” and is tied to pre-established performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.
In addition to the target direct compensation program, in exceptional circumstances, the Committee may offer special incentive, retention or other bonus awards if such action is determined by the Committee to be necessary to achieve its compensation goals.
2023 Base Salary
The Committee believes base salaries are a necessary element of compensation in order to attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance. The Committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions, promotions or other factors.

None of our NEOs received a salary increase in 2023

2023 Annual Incentive (Cash)
All of our NEOs participate in an annual cash incentive program called the Executive Incentive Plan, or "EIP", which is designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements.
The 2023 EIP is funded based on Company performance, which is determined as follows:

Financial Performance Metric (70%)
Plan Operating EBITDA

Strategic Performance Metrics (30%)
Operational Excellence
Consumer Experience
Talent

The payout range for the financial performance metric ranges from 25% to 200% for achievement of 75% to 125% of the Plan Operating EBITDA target. The payout range for the strategic metrics ranges from 0% to 200%. The determination of the level of achievement under the EIP is recommended by the CEO and approved by the Committee.

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2023 Plan Design Modifications
The Committee adopted several changes to the 2023 EIP to reduce volatility in the annual incentive plan payouts, both in response to investor feedback and to improve our employee experience.
First, the Committee added strategic goals to drive better alignment across the Company with our enterprise strategic priorities, reducing Plan Operating EBITDA from 100% to 70% of the weighting of the overall plan funding (with the strategic objectives described above representing the remaining 30%).
Second, the Committee flattened the performance scale of the Plan Operating EBITDA component, specifically:
▪Increased the level of performance required to fund at the maximum 200% payout from 120% target achievement to 125%; and
▪Decreased the threshold required to fund at the minimum 25% payout from 85% target achievement to 75% .
Third, in response to feedback from proxy advisors, the Committee reduced Committee discretion with respect to individual payouts. Individual payouts must be within +/-25% of the aggregate funding percentage reached under the 2023 EIP, and consistent with the 2022 EIP, total payouts under the 2023 EIP may not exceed the aggregate funded amount under the plan.
Financial Performance Metric
In 2023, the Committee retained Operating EBITDA as the financial performance metric under the EIP, which accounted for 70% of the overall target, due to its direct link to the success of Anywhere’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.
For 2023, the Committee, using a rigorous process, set the following Plan Operating EBITDA performance levels at threshold, target and maximum payout. Consistent with prior years, the target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2023 (the "2023 Budget").

2023 Plan Operating EBITDA* Target
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$190
Target	100%	$253
Maximum	200%	$317
Actual	97%	$250
*    See Annex A for a definition and a reconciliation of Operating EBITDA to the most directly comparable GAAP measure.
Rigorous Process in Setting a Challenging Operating EBITDA Target. While the 2023 Plan Operating EBITDA target was lower than actual Operating EBITDA reported by us for 2022, the budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires a reasonable degree of stretch performance and operational excellence to achieve.
As part of the rigorous process of setting the 2023 Budget and 2023 Plan Operating EBITDA target, the Board considered the following factors:
▪benefits from new cost saving initiatives; and
▪anticipated moderate increased earnings from our mortgage origination joint venture compared to 2022.
However, the foregoing benefits were expected to be more than offset and be negatively impacted by:
▪anticipated decreases of 19% in homesale transaction volume, driven by lower homesale unit transactions;
▪continued pressure on the share of gross commission income paid by our Company-owned brokerages to independent sales agents; and
▪forecasted increased expenses for employee-related incentive compensation (taking into account no EIP or broader-based employee annual cash bonus plan payout in 2022).
Based on the Board’s rigorous process, the Committee believed that the 2023 Plan Operating EBITDA target would be challenging to achieve, notwithstanding that it was lower than actual Operating EBITDA reported by us for 2022.

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Historical EIP payouts also demonstrate the high level of rigor required to achieve payout under the EIP, as seven of the last ten EIP cycles have resulted in an achievement level below target, including in 2022 where the EIP payout was zero, and only two cycles have resulted in an achievement above target.

In calculating the level of achievement of Plan Operating EBITDA, the EIP allows for certain adjustments to Operating EBITDA, including the impact of foreign exchange movements, pension expenses that differ from the budget, the impact of natural disasters, net of insurance reimbursement, revenue/EBITDA lost or expenses incurred relating to litigation, arbitration, regulatory investigations, tax audits and regulatory compliance that either exceed $1.0 million or, in the case of complex litigation matters listed in our Form 10-K for 2022, that differ from the budget, EBITDA lost or expenses incurred to pay liability management expenses within Board oversight that differ from forecasts and other items, such as unusual, non-recurring or extraordinary corporate transactions.
Strategic Performance Metric
In 2023, the Committee added a strategic performance metric under the EIP, which accounted for 30% of the overall target, which was comprised of three strategic objectives focused on operational excellence (including cost savings), talent, and consumer experience.
For 2023, the Committee reviewed an extensive scorecard under each EIP objective to inform its overall assessment of achievement. Included in the scorecard were descriptions of each metric, performance against pre-set goals, and highlights of outcomes achieved in 2023, including the quantitative and qualitative data used to measure achievement. Based on the assessment of achievements made in each of the respective areas, the Committee awarded an aggregate performance score of 100%. Highlights from the Committee's assessment of our strategic objectives and results are shown in the following table.

Strategic Goals and 2023 Focus	2023 Results
Operational Excellence
•$222M of realized cost savings, consisting of $58 million from actions taken in 2022 and $164 million from actions taken in 2023 (~10% above our target).
•Achieved our 2023 goal to reduce Coldwell Banker Realty footprint, contributing $10M of annualized savings.
•Successfully launched client experience pilots, which are now fully integrated into operating model, to gain efficiencies in the brokerage and title operations. Launched in 47 markets with overall agent satisfaction of 97%.

Combat margin pressure with cost savings while making strategic investments in our future.

Relentless Focus on Talent
•Transformed and streamlined leadership structure across all businesses, expanding roles for high-potential talent and increasing speed to market. Eliminated 6% of roles while elevating 20% of leaders into modified or expanded roles.
•In a challenging real estate market, increased our employee engagement score, exceeding target. Identified as one of Time's World's Best Companies, Forbes Best Employers for Diversity and Ethisphere's World's Most Ethical Companies.
•Reduced voluntary resignation rate by 6.1 percentage points.

Win together as a team. Culture and talent fuel success.

Consumer Experience
•Increased product adoption within targeted campaigns, yielding 22% increase in targeted audiences with plans to scale in future.
•Maintained overall product capture rate, though progress has been made in a number of pilot programs currently being scaled across the country.
•Met goal to complete product footprint rationalization, resulting in the retirement of seven products.

Make the real estate transaction simpler for consumers everywhere.

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2023 EIP Company Performance and Payouts
We calculate payouts under the EIP as follows:

Eligible Earnings	x	Individual Target Bonus %	x	Company Performance	x	Relative Individual Performance %*	=	Payout
The aggregate value of awards earned under the EIP cannot exceed the “Eligible Funding Pool”, which is calculated by aggregating the theoretical payout of each participant in the EIP using the actual company performance percentage and assuming each participant obtained an individual performance percentage of 100%. Accordingly, any adjustments to an award based on consideration of Relative Individual Performance are restricted by this overall funding pool limit.
In February 2024, the Committee determined the Company had achieved 98% under the EIP as follows, however, the Committee determined to payout the EIP at 95% to align NEO payouts with payouts under the broad-based employee annual cash bonus plan:

Performance Metric	% of Plan	2023 Performance	% of Target
Plan Operating EBITDA	70%	$250 million(1) (below target of $253 million)	97%
Strategic Objectives	30%	At target	100%
		Total	98%(1)
(1)The Committee made the following adjustments to Plan Operating EBITDA for 2023: impact of foreign exchange movement, pension expense and litigation reserves that differ from those included in the EIP target, and the November 2023 $5 million CEO Exceptional Achievements Award. See "Annex A" for a detailed reconciliation.
Long-Term Incentive (Equity)
We grant equity awards to our NEOs to reinforce management’s focus on long-term stockholder value and commitment to the Company. The Committee regularly evaluates the structure of these equity awards to ensure the right balance of time- and performance-based equity that supports the objectives of our compensation philosophy, aligns with our business priorities, and considers the perspectives of our stockholders.
For 2023, the Committee continued to utilize time-based awards granted in the form of restricted stock units or RSUs and performance-based awards in the form of performance stock units or PSUs, with performance metrics of Relative Total Stockholder Return ("RTSR") and Cumulative Free Cash Flow ("CFCF"). In response to the ongoing historic downturn in the industry and based on investor feedback, the Committee determined to make certain changes to the 2024 LTI awards (see "2024 LTI Award Design Changes" on page 58 of this CD&A for more information).

2023 LTIP Awards by Grant Type and Weighting
Type of LTIP Award	CEO		Other NEOs
Time Based Awards (RSUs)	40%		50%
Performance-Based Awards (PSUs)	60%		50%
	% of PSUs	% of Total LTIP	% of PSUs	% of Total LTIP
Relative TSR†	40%	24%	40%	20%
Cumulative FCF	60%	36%	60%	30%
†     The weighting above is based on the valuation approach used by the Committee to determine the appropriate allocation among the components of target direct compensation, rather than the grant date fair value of the awards.
In determining each NEO's award amount, the Committee considers the following factors:
▪the need to provide sufficient long-term incentives;
▪the need to satisfy retention objectives;

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▪a competitive pay analysis prepared by the Committee’s independent compensation consultant;
▪the executive’s expertise, experience and criticality to Anywhere; and
▪individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.
Restricted Stock Units
The Committee believes RSUs further our compensation philosophy by allowing us to attract leaders of the highest caliber, encouraging executive retention and aligning the interests of our NEOs with the interests of our stockholders. Consistent with the prior year, in 2023 RSUs constituted 40% of the CEO's LTI award and 50% of each other NEO's LTI award.
The number of RSUs granted to all NEOs was determined by dividing the value of the award approved by the Committee by our closing stock price on the third full trading day following the filing of the 2022 Form 10-K, which is the same price that was used for 2023 awards to all other employees (See "Timing and Valuation of Equity Grants" in this CD&A for more information). Our RSUs vest ratably over three years, with one-third vesting on each anniversary of the grant date.
Performance Share Unit (PSU) Awards
Since 2014, PSU awards have comprised at least half of the regular LTI award for all NEOs. Consistent with the prior year, in 2023 PSUs constituted 60% of the CEO's LTI award and 50% of each other NEO's LTI award.
The design of our PSUs incorporates feedback received during the Board’s Investor Outreach Programs, with all outstanding PSUs having a three-year performance period, and being based on either relative total stockholder return, or RTSR, and Cumulative Free Cash Flow, or CFCF.
PSUs are denominated in stock units, so the award value tracks Anywhere stock price over the three-year performance period, and earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle.
2023-2025 Relative Total Stockholder Return (RTSR) PSU Awards
The Relative Total Stockholder Return (RTSR) metric was initially adopted by the Committee as a PSU metric in 2015 at the recommendation of investors. The Committee continues to choose RTSR as a metric for PSUs because it is an objective and meaningful metric to evaluate our performance against other similarly-sized companies and aligns the interests of our NEOs with the interests of our stockholders in creating long-term value.
In the absence of an index of publicly traded companies engaged in a similar business to Anywhere, the Committee has chosen the S&P MidCap 400 index as the comparative TSR group, and regularly evaluates the trading correlation between the S&P MidCap 400 index and our common stock and may determine to use another index or a custom peer group with respect to any future grants tied to RTSR.
The number of RTSR PSUs that vest, if any, depends entirely on the Relative TSR for the applicable three-year performance period. To earn the target number of RTSR PSUs, Anywhere must achieve TSR performance equal to the S&P MidCap 400 index. We measure Relative TSR based on the change in the stock price of Anywhere and the S&P MidCap 400 index, taking into account any dividends paid during the performance period, and dividing that difference by the beginning stock price to determine TSR.

Historical achievement of RTSR PSU cycles: No payouts earned under any cycle completed to date, including the cycle ended December 31, 2023.

The historical achievement of prior RTSR cycles shows that the realized value of the compensation received by our NEOs has been responsive to the actual relative stock price performance of the Company, however, investors have encouraged the Committee to continue to refine the program to ensure awards have appropriate retentive value. As currently outstanding cycles are forecasted to have no payout in 2024 and a below target payout in 2025 (see page

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4 for additional details), the Committee has reevaluated how to best align long-term executive compensation with the interests of our stockholders while still providing incentive and retentive value to NEOs (see "2024 LTIP Design" on page 58 for more details).
The 2023-2025 RTSR payout scale remains consistent with the scale used for the 2022-2024 awards. Threshold performance (with a payout of 40% of target units) is achieved at a negative 30% RTSR and the maximum performance (with a payout of 175% target units) is achieved at 37.5% RTSR, provided that the payout value cannot exceed 300% of grant date fair market value in any instance, and provided further than payout is capped at 100% of target units if absolute RTSR is negative.

RTSR PSU Target Payout
Anywhere TSR Relative to S&P MidCap 400 Index TSR	Payout % of Target Units
37.5%	175%
0% (equal performance)	100%
-30%	40%
Below -30%	0%
The payout percentage is calculated as follows: for every +/- one percentage point change in RTSR, the payout as a percentage of target units will increase/decrease by 2%. Upon vesting, each PSU will entitle the NEO to receive one share of Anywhere common stock. The Committee may exercise negative, but not positive, discretion in determining the performance level achieved under this metric.
2023-2025 Cumulative Free Cash Flow (CFCF) PSU Awards
The Cumulative Free Cash Flow (CFCF) metric was initially adopted by the Committee as a PSU metric in 2015. The Committee continues to choose CFCF as a metric for PSUs because it believes the metric reflects the manner in which our stockholders measure Anywhere’s operating performance and aligns with our capital allocation priorities. In 2023, CFCF PSUs constituted 60% of each NEOs PSU awards.
Target performance is set in alignment with the Company’s strategic plan for the corresponding three-year period covering the award. We do not disclose actual CFCF targets prior to the close of the related financial period for competitive reasons, but the 2023-2025 target is lower than the target for the prior cycle. The target for the 2023-2025 CFCF cycle took into consideration the forecasted year-over-year decline in transaction volume of 19% (following a 14% year-over-year decline in transaction volume in 2022) and the anticipated challenging market for 2023, with improvements in 2024 and 2025.
The historical achievement of prior CFCF cycles shows that the realized value of the compensation received by our NEOs has been responsive to the actual performance of the Company, yielding both substantial upside and downside. However, investors have encouraged the Committee to continue to refine the program to reduce volatility of award payouts and to ensure awards have appropriate retentive value. As currently outstanding cycles are forecasted to have no payout in 2024 and a below target payout in 2025 (see page 4 for additional details), the Committee has reevaluated how to best align long-term executive compensation with the interests of our stockholders while still providing incentive and retentive value to NEOs (see "2024 LTIP Design" for more details).

Historical achievement CFCF PSU Cycles
Cycle	Shares Earned	Realized Value*
2021 to 2023	77%	44%
2020 to 2022	200%	132%
2019 to 2021	200%	261%
2018 to 2020	72%	39%
2017 to 2019	0%	0%
*    Realized value is based on aggregate shares or units earned by NEOs times our stock price or unit price on the last day of the performance cycle vs. the Committee-approved target value of the awards.

CFCF PSU Target Payout
CFCF Achievement Against Target	Payout %
130% or above	200%
100%	100%
70%	50%
Below 70%	0%

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The Committee has the authority to exercise negative or positive discretion to adjust the payout earned under this metric, including for 2023 adjustments related to the use of cash that differs from management’s forecast underlying the target such as:
▪former parent legacy payments;
▪taxes;
▪pension payments;
▪business optimization & restructuring expenses;
▪extinguishment of debt;
▪obligations under the relocation securitization programs; and
▪litigation and regulatory compliance, net of insurance reimbursement.
In addition, the Committee has incorporated investor feedback such that the calculation of CFCF excludes any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the CFCF target goal. Neither the CFCF target goal nor actual achievement against the target goal take into account capital expenditures during the performance period.
2021-2023 PSU Award Payouts
On February 23, 2024, the Committee made the determinations described below with respect to the PSU awards granted in 2021 that measured performance over a three-year performance period ended December 31, 2023.
With respect to the 2021-2023 RTSR PSU performance, the Committee determined that no payout was earned with respect to the RTSR awards granted in 2021 that measured performance over a three-year performance period ended December 31, 2023. The 2021-2023 RTSR PSUs utilized the same payout formula as described in "2023 Relative TSR Awards" above.

Relative Total Stockholder Return Results
Anywhere TSR	S&P MidCap 400	Actual Relative TSR	Payout
-48%	19%	-68%	0%

With respect to the 2021-2023 CFCF PSU performance, the Committee determined that the payout percentage earned under the CFCF metric was 77%, based on the actual CFCF performance achieved, and determined the following adjustments were appropriate: variations in tax payments, securitization, legacy and restructuring payments from those forecasted in the CFCF target, the cash impact from the sale of the title underwriter in 2022, litigation cash outlays in excess of those contemplated in the CFCF target, cash outlays from the investment in RealSure (which was not contemplated at the time the CFCF goal was established) and the 2023 CEO Exceptional Achievements Award.

Cumulative Free Cash Flow† Results
Performance Level	Payout as % of Target	CFCF (in millions)
Threshold	50%	705
Target	100%	1,007
Maximum	200%	1,309
Actual	77%	866
†     Neither the CFCF target goal nor actual achievement against the target goal takes into account capital expenditures during the performance period. See Annex A for a definition and a reconciliation of Free Cash Flow to the most directly comparable GAAP measures.

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The table below shows the aggregate shares earned by NEOs under the 2021-2023 PSU cycle, along with the payout value of those shares or units, as applicable, based on the results discussed above.

Aggregate Payouts Earned under the 2021-2023 PSU Award Cycle
Name(1)	Target Award ($)	Aggregate Shares Earned (#)	2023 Payout Value ($)(2)(3)	Target Value Realized (%)(3)
Ryan Schneider	4,500,000	122,872	996,492	22
Charlotte Simonelli	675,000	22,117	179,369	27
Susan Yannaccone	300,000	9,830	79,721	27
Marilyn Wasser	550,000	18,022	146,158	27
(1)Ms. McSherry joined the Company in February 2022 and did not participate in the 2021-2023 PSU award cycle.
(2)The 2023 payout value is based on $8.11 per share, the closing market price of Anywhere common stock on the NYSE on December 29, 2023 (the last trading day of the performance cycle).
(3)Target value realized represents the 2023 payout value divided by the target award.
2024 Annual and Long-Term Incentive Programs
In February 2024, the Committee determined that the design of the 2024 annual cash incentive awards would be substantially consistent with the design of the 2023 program.
2024 LTI Award Design Changes
Beginning in 2022 and continuing through 2023, the Committee had robust discussions regarding how to better mitigate the impact of the cyclicality of the residential real estate industry on the volatility of award payouts as well as to address the impact of the current historic downturn in the industry, which has dramatically reduced or eliminated the retentive value of outstanding awards in our incentive compensation programs. The Committee discussed how to address the significant decline in realizable value of outstanding equity (PSU) awards and the low realized value of incentive award payouts in recent years, resulting in retention risk, despite
▪the Company's stock performing well compared to its direct competitors (as shown in chart on page 3),
▪the Company's generation of $200M of operating EBITDA and $67M of free cash flow in 2023 (for comparison, four of the Company's five direct competitors reported either lower or negative operating EBITDA for 2023), and
▪management's exceptional performance, including reducing total indebtedness, realizing significant cost savings and settling, on a nationwide basis, the sell-side antitrust class action litigation (see page 1 for more details).
During investor outreach in late fall 2023, when asked about changes being considered for the LTI awards, investors (1) appreciated that a shift to setting annual free cash flow targets would allow the Company to better respond to the cyclicality of the industry, (2) reinforced the continued use of a relative metric but did not express any concerns with utilizing a TSR "modifier", (3) were flexible with modifying our peer group to one that is more representative of the Company's business and (4) expressed a preference to maintain the CEO's current equity mix.
Incorporating that investor feedback, in February 2024, the Committee adopted the following changes to the 2024 LTI awards:
▪In light of the current challenges forecasting long-term performance goals in an extremely volatile and macro-impacted industry, the Committee modified the CFCF PSUs so that free cash flow targets are set annually with actual payout being the average of the payouts of the three separate annual achievements, instead of three-year cumulative goal set at the beginning of the three-year cycle;
▪In order to ensure continued alignment between payouts and long-term performance, eliminated the separate PSU RTSR units, and added a TSR modifier to PSU CFCF units, specifically modifying free cash flow achievement by +/- 15% based upon the Company’s TSR percentile ranking against a new customized peer

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group (with a multiplier of 0.85x used if the Company’s percentile ranking fell below the 25th percentile and a multiplier of 1.15% used if the Company’s percentile ranking was above the 75th percentile); and
▪In order to more accurately measure our success against peers facing the same macroeconomic dynamics, modified the TSR peer group to our compensation peer group and, within that group, direct competitors will be weighted 2x.
2024 Long-Term Incentive Awards
In addition to the design changes to the 2024 LTI awards described above, the Committee also modified the mix of the equity vehicles for the non-CEO NEOs so that the restricted stock units would comprise 60% of the long-term incentive grant date value and the performance stock units would comprise the remaining 40% (versus the existing 50%/50% split between RSUs and PSUs). This change increases retention during the unprecedented market certainty while still aligning with shareholders through heavy emphasis on stock. The Company will continue to re-evaluate the mix of time- and performance-based vehicles in light of market conditions and the macro-economic environment.
The table below sets forth the grants made to our NEOs by the Committee, effective February 22, 2024, as part of the annual LTI program.

2024 Long-Term Incentive Grants (Regular Program)
Name	Shares Underlying Performance-Based PSU Awards(1) (#)	RSUs (#)	LTI Target Direct Compensation Value ($)(1)(2)
Ryan Schneider	788,177	525,451	8,000,000
Charlotte Simonelli	128,078	192,118	1,950,000
Marilyn Wasser	72,249	108,374	1,100,000
Susan Yannaccone	98,522	147,783	1,500,000
(1)For PSU awards, shares underlying such awards and LTI target direct compensation value are presented at target.
(2)The number of target PSUs was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant of $6.09.
2024 Special Incentive Award
On February 16, 2024, the Committee approved a special retention and performance award (the "Simonelli Award") for Ms. Simonelli, comprised of two award vehicles under the Company's Second Amended and Restated 2018 Long-Term Incentive Plan, a $275,000 cash-based award and $275,000 cash-settled restricted stock unit award, which was granted and priced on the third trading day following the filing of our 2023 Annual Report in accordance with the Committee's general practice. In granting the Simonelli Award, the Committee considered the criticality of Ms. Simonelli's continuing leadership in managing the Company’s balance sheet and capital structure and in achieving the Company's 2024 cost savings goals.
The Simonelli Award includes a service requirement pursuant to which Ms. Simonelli must remain employed with the Company through February 28, 2026 (the "Service Term") as well as a performance requirement to achieve (i) a pre-established level of realized cost savings for the year ending December 31, 2024; and (ii) the successful extension, refinancing, replacement or repayment of our Term A loans on or before November 9, 2024.
Upon successful achievement of the performance requirements (which apply to both the cash-based and cash-settled RSU awards), the Simonelli Award will be payable in early 2025, but subject to repayment if Ms. Simonelli voluntarily leaves the Company (other than for Good Reason) prior to the end of the Service Term.
The Simonelli Award contains customary termination and clawback provisions.

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Compensation Policies and Practices
Stock Ownership Requirements
Anywhere’s Stock Ownership Guidelines encourage stock ownership among the executive officer members of our Executive Committee to further the objective of aligning our executives’ interests with those of our stockholders.
Under Anywhere’s stock ownership guidelines, executive officer members of the Executive Committee are required to own shares of our common stock equal to 3x their annual base salary and the CEO is required to own shares of our common stock equal to 6x his annual base salary. Anywhere common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement, while options and unearned PSUs are not counted.
Compliance must be achieved within five years of becoming subject to the Guidelines. During that five-year period and until the ownership target is met, those executive officers subject to the Guidelines must retain one-half of the net shares upon exercise of an option (after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until such executive has met their minimum ownership level. In the event that an executive has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.
Each executive officer of our Executive Committee satisfied the ownership requirements as of December 31, 2023, including Ms. Reu-Narvaez and Ms. McSherry, who were each within the five-year compliance period.
Severance Protection
Each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “good reason” by the executive—in addition to any acceleration of long-term incentive awards and other potential payments upon termination or a change in control. See “Agreements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control" for more details.
For each of our NEOs, severance pay consists of cash payments equal to a multiple of the sum of the NEO's annual base salary and target annual incentive, along with the continuation of the NEO's welfare benefits. The severance multiple for our CEO is 2.0 and for each other NEO is 1.0 (although, in the case of a qualifying termination of employment within twenty-four months following or in connection with a change in control of the Company, their multiple is 2.0).
The higher multiples of annual base salary and target annual incentive payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an NEO's employment without cause or by the NEO for good reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.
Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to, our common stock, and no waiver from that prohibition may be granted by the Company.
Limited Other Benefits and Perquisites
Our compensation program does not include other material benefits or perquisites.
All eligible employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 60% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.

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In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity under that plan. None of our NEOs participate in a now-closed, defined benefit pension plan and excess benefit plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance.
Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third trading day following the filing of our 2023 Annual Report. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For determining the grant date fair value of PSUs that have an RTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value.
Insider Trading Policies and Processes
The Company has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company's securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable NYSE listing standards.
Tax Considerations
The Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2023 and future years, despite the elimination of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code upon the passage of the Tax Cuts and Jobs Act in December 2017.
Clawback Policy
The Company has maintained since 2014 a Clawback Policy applicable to its executive officers, and the Committee revised its Clawback Policy in November 2023 to (1) align with the new NYSE listing requirements requiring the Company to claw back any bonuses, equity or other incentive compensation that is tied to the performance of a financial reporting measure in the event such compensation is erroneously received by any current or former executive officer during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and (2) retain its discretionary policy allowing the Committee to claw back all incentive and retention-based compensation in the event of financial restatements and certain misconduct, including the commission of any felony or act of moral turpitude; any violation of Company policy or applicable legal or regulatory requirement that may result in significant financial, competitive or reputational harm; or fraud, embezzlement, misrepresentation, willful misconduct, dishonesty or corruption.
In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Anywhere (which include non-compete and non-solicitation provisions) pursuant to which the Company can claw back severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards

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that it administers, on the Company’s risk profile. See “Corporate Governance—Oversight of Risk Management” for additional information on the Committee’s process.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Management Committee recommended to the Anywhere Real Estate Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Enrique Silva (Chair)            Fiona P. Dias            Egbert J. Perry
Matthew J. Espe            Sherry M. Smith
2023 Summary Compensation Table
The table below sets forth the compensation we provided in 2023, 2022 and 2021 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2023	1,000,000	—	7,147,769	—	1,900,000	12,012	10,059,781
	2022	1,000,000	—	6,796,238	—	—	11,832	7,808,070
	2021	1,000,000	1,000,000	6,607,955	—	4,000,000	11,292	12,619,247
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2023	950,000	—	1,776,883	—	902,500	12,012	3,641,395
	2022	940,385	—	1,406,146	—	—	11,832	2,358,363
	2021	871,154	750,000	1,242,939	—	1,742,308	11,186	4,617,587
Melissa K. McSherry(4) Executive Vice President, Chief Operating Officer	2023	750,000	—	1,411,213	—	712,500	11,996	2,885,709
	2022	631,731	—	3,037,405	—	—	8,075	3,677,211
Marilyn J. Wasser Executive Vice President, General Counsel and Corporate Secretary	2023	600,000	1,000,000	1,303,046	—	570,000	11,946	3,484,992
	2022	600,000	—	1,031,170	—	—	11,406	1,642,576
	2021	600,000	900,000	1,012,768	—	1,200,000	10,866	3,723,634
Susan E. Yannaccone(4) President and CEO, Anywhere Brands and Anywhere Advisors	2023	750,000	66,667	2,366,830	—	712,500	5,827	3,901,824
	2022	646,154	66,667	843,700	—	200,000	15,164	1,771,685
(1)Ms. McSherry joined the Company on February 22, 2022 and Ms. Yannaccone became a named executive officer for the first time in 2022. Ms. McSherry stepped down as Chief Operating Officer effective February 26, 2024, after which she transitioned to a non-officer role as strategic advisor to the Company until April 1, 2024.
(2)For Ms. Yannaccone, represents amount vested under a restricted cash award granted in February 2020, prior to her promotion to an executive officer in November 2020. The award vested in three equal tranches on each of the first three anniversaries of the grant, subject to continued employment and compliance with her restrictive covenants agreement with the Company, including those relating to non-competition and non-solicitation.
For Ms. Wasser, represents a special $1 million cash exceptional achievements award, described more fully in "2023 Wasser Special Exceptional Achievements Award" on page 50.
As discussed in the CD&A, Mr. Schneider was paid a $5 million cash Exceptional Achievements Award in November 2023; however, as that award is subject to clawback if Mr. Schneider resigns his employment (without Good Cause) prior to March 1, 2025, it is not reportable in this table until that time.

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(3)The amounts shown in this column represent the grant date fair values of RSUs, CFCF PSUs and RTSR PSUs granted to the NEO, computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. RSUs and CFCF PSUs have a grant date fair value of $5.79 per share. For RTSR PSUs, the number of PSUs granted was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($5.79), while the grant date fair value of $3.22 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.
The table below sets forth the allocation of the grant date fair value of the 2023 long-term incentive awards (including performance share unit awards and restricted stock unit awards) granted to the named executive officers:

Name	CFCF PSUs ($)	RTSR PSUs ($)	RSUs ($)
Ryan M. Schneider	2,879,998	1,067,771	3,200,000
Charlotte C. Simonelli	584,998	216,890	974,995
Melissa K. McSherry	299,997	111,225	499,995
Marilyn J. Wasser	428,998	159,052	714,996
Susan E. Yannaccone	449,999	166,838	749,996
See "Grants of Plan-Based Awards for Fiscal 2023" for additional information.
The grant date fair value of the performance share unit awards assuming achievement of the highest level of performance (175% of the target award for the PSU grant based upon the relative total stockholder return metric and 200% of the target award for the PSU grant based upon the Cumulative Free Cash Flow metric) for each of the NEOs is as follows:

Name	CFCF PSUs Maximum Payout ($)	RTSR PSUs Maximum Payout ($)	Total PSUs Maximum Payout ($)
Ryan M. Schneider	5,759,996	1,868,600	7,628,596
Charlotte C. Simonelli	1,169,997	379,557	1,549,554
Melissa K. McSherry	599,995	194,644	794,639
Marilyn J. Wasser	857,997	278,341	1,136,338
Susan E. Yannaccone	899,998	291,966	1,191,964
See "Grants of Plan-Based Awards for Fiscal Year 2023" for additional information.
(4)In addition to the 2023 long-term incentive awards described in footnote (3), on February 28, 2023, the Committee awarded special long-term incentive equity awards to Ms. Yannaccone and Ms. McSherry, in the form of RSUs that will cliff vest on the third anniversary of the date of grant, with grant date fair values of $1.0 million and $0.5 million, respectively.
(5)None of our named executive officers is a participant in any defined benefit pension arrangement. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.
(6)Amounts for 2023 represent for each named executive officer: 401(k) plan matching contributions (in the amount of $11,880 for each of Mr. Schneider, Ms. Simonelli, Ms. McSherry and Ms. Wasser and $5,712 for Ms. Yannaccone), and the value of insurance premiums paid by the Company for supplemental death insurance.

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Grants of Plan-Based Awards for Fiscal Year 2023
The following table sets forth information concerning each grant of an award made in 2023 to our named executive officers under any plan.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(6)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards(4)(5): No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Ryan M. Schneider	EIP(1)	02/28/23	500,000	2,000,000	4,000,000
	RTSR(2)	02/28/23				132,642	331,606	580,311				1,067,771
	CFCF(3)	02/28/23				248,705	497,409	994,818				2,879,998
	RSU(4)	02/28/23							552,677			3,200,000
	Perfor-mance Cash Award (6)	11/20/23		5,000,000
Charlotte C. Simonelli	EIP(1)	02/28/23	237,500	950,000	1,900,000
	RTSR(2)	02/28/23				26,943	67,357	117,875				216,890
	CFCF(3)	02/28/23				50,518	101,036	202,072				584,998
	RSU(4)	02/28/23							168,393			974,995
Melissa K. McSherry	EIP(1)	02/28/23	187,500	750,000	1,500,000
	RTSR(2)	02/28/23				13,817	34,542	60,449				111,225
	CFCF(3)	02/28/23				25,907	51,813	103,626				299,997
	RSU(4)	02/28/23							86,355			499,995
	RSU(5)	02/28/23							86,355			499,995
Marilyn J. Wasser	EIP(1)	02/28/23	150,000	600,000	1,200,000
	RTSR(2)	02/28/23				19,758	49,395	86,441				159,052
	CFCF(3)	02/28/23				37,047	74,093	148,186				428,998
	RSU(4)	02/28/23							123,488			714,996
Susan E. Yannaccone	EIP(1)	02/28/23	187,500	750,000	1,500,000
	RTSR(2)	02/28/23				20,725	51,813	90,673				166,838
	CFCF(3)	02/28/23				38,860	77,720	155,440				449,999
	RSU(4)	02/28/23							129,533			749,996
	RSU(5)	02/28/23							172,711			999,997
(1)The non-equity incentive plan awards represent grants made under the 2023 Executive Incentive Plan, or EIP. The EIP is funded based on achievement of the following goals (x) 70% based upon achievement of Plan Operating EBITDA and (y) 30% based upon achievement of the following strategic performance objectives: Operational Excellence; Relentless Focus on Talent; and Consumer Experience. Funding of the financial metric ranges from 25% for threshold performance to maximum achievement at 200% while funding of the strategic performance objectives ranges from 0% to 200% of achievement. Each named executive officer's potential award was subject to decrease or increase based on his or her Relative Individual Performance, provided that the aggregate value of awards under the EIP cannot exceed the funding level achieved (e.g., any increase in a participant's award must result in a decrease in another participant's award). The target incentive award payable to our named executive officers in 2023 was 100% of their respective earned salaries, or in the case of Mr. Schneider, 200% of earned salary.
(2)Represents the RTSR PSUs granted to each NEO under the LTI Plan and the potential threshold, target and maximum number of shares that may be earned (40%, 100% and 175% of target). Vesting of the RTSR PSU award is contingent upon achievement of the following metric: Anywhere's total stockholder return relative to the S&P MidCap 400 index ("RTSR") for the three-year performance period ending December 31, 2025. Payouts under the RTSR metric will be based upon the extent to which Anywhere's total stockholder return for the three-year period performs relative to the S&P MidCap 400 index total stockholder return. The actual number of performance share units earned pursuant to this award will be

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determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "CD&A—Long-Term Incentive—Performance Share Units—Relative Total Stockholder Return" for a further discussion.
(3)Represents the CFCF PSUs granted to each NEO under the LTI Plan and the potential threshold, target and maximum number of shares that may be earned under a performance share unit award (50%, 100% and 200% of target). Vesting of the CFCF PSU award is contingent upon achievement of the Cumulative Free Cash Flow goal for the three-year performance period ending December 31, 2025. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "CD&A—Long-Term Incentive—Performance Share Units—Cumulative Free Cash Flow" for a further discussion.
(4)Consists of a restricted stock unit award that vests in three equal annual installments on February 28 of each of 2024, 2025 and 2026.
(5)Consists of a restricted stock unit award that will cliff vest on the third anniversary of the date of grant.
(6)Represents the first tranche of the CEO Cash Performance Incentive Award granted in November 2023 to Mr. Schneider, which is based upon the achievement of a pre-established level of realized cost savings for the year ending December 31, 2024. The second $5 million tranche will not be considered 'granted' for financial reporting purposes until the Committee establishes a metric for the one-year performance period ending December 31, 2025, which establishment is expected in February 2025. See "CD&A—Summary of CEO 2023 Compensation—2023 Payouts and Exceptional Achievements Cash Award" for more information.
(7)Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2023 held by our named executive officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(10)
Ryan M. Schneider					70,922	(2)	575,177
					111,111	(3)	901,110
					552,677	(4)	4,482,210
								62,500	(6)	506,875
								50,000	(7)	405,500
								994,818	(8)	8,067,974
								331,606	(9)	2,689,325
	261,234	—	32.80	10/23/27
	210,674	—	25.35	03/01/28
	433,526	—	13.60	02/28/29
Charlotte C. Simonelli					15,958	(2)	129,419
					27,778	(3)	225,280
					168,393	(4)	1,365,667
								12,500	(6)	101,375
								6,667	(7)	54,069
								202,072	(8)	1,638,804
								67,357	(9)	546,265
	78,571	—	11.79	03/25/29

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(10)
Melissa K. McSherry					77,778	(3)	630,780
					18,518	(3)	150,181
					86,355	(4)	700,339
					86,355	(5)	700,339
								8,333	(6)	67,581
								4,445	(7)	36,049
								103,626	(8)	840,407
								34,542	(9)	280,136
Marilyn J. Wasser					13,003	(2)	105,454
					20,370	(3)	165,201
					123,488	(4)	1,001,488
								9,167	(6)	74,344
								4,889	(7)	39,650
								148,186	(8)	1,201,788
								49,395	(9)	400,593
	8,082	—	47.49	02/27/24
	13,574	—	46.47	02/26/25
	21,877	—	32.63	02/26/26
	32,500	—	27.70	02/28/27
	36,516	—	25.35	03/01/28
	75,144	—	13.60	02/28/29
Susan E. Yannaccone					7,092	(2)	57,516
					16,667	(3)	135,169
					129,533	(4)	1,050,513
					172,711	(5)	1,400,686
								7,500	(6)	60,825
								4,000	(7)	32,440
								155,440	(8)	1,260,618
								51,813	(9)	420,203
(1)Options are all exercisable.
(2)Represents the unvested shares under a 2021 restricted stock unit award, which vest at the rate of one-third of the number of shares granted on each of the first three anniversaries from the date of grant (February 25, 2021).
(3)Represents unvested shares under a 2022 restricted stock unit award that vests at the rate of one-third of the number of shares granted on each of the first three anniversaries of the date of grant (March 1, 2022).
(4)Represents unvested shares under a 2023 restricted stock unit award that vests at the rate of one-third of the number of shares granted on each of the first three anniversaries of the date of grant (February 28, 2023).
(5)Represents unvested shares under a 2023 special off-cycle RSU award that will cliff vest on the third anniversary of the date of grant (February 28, 2023).
(6)Represents a 2022 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2024 based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out below the threshold level based upon performance as of December 31, 2023 and accordingly the shares represent the threshold number of shares that may be earned under such award (i.e., 50% of target with the next highest performance level 100% of target).

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(7)Represents a 2022 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2024, based upon Anywhere's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2023, and accordingly the shares represent the threshold number of shares that may be earned under such award (i.e., 40% of target, with the next highest performance level 100% of target).
(8)Represents a 2023 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2025, based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out at the target level based upon performance as of December 31, 2023, and accordingly the shares represent the maximum number of shares that may be earned under such award (i.e., 200% of target with no higher performance level).
(9)Represents a 2023 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2025, based upon Anywhere's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the target level based upon performance as of December 31, 2023, and accordingly the shares represent the target number of shares that may be earned under such award (i.e., 100% of target, with the next highest performance level 175% of target).
(10)Calculated using the closing price of our common stock on the NYSE on December 29, 2023, of $8.11 per share.
Option Exercises and Stock Vested for Fiscal Year 2023
No options were exercised by any named executive officer in 2023. The following table sets forth information with respect to the vesting of restricted stock units and performance stock units for each of our named executive officers during 2023.

Name	Stock Awards(1)
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	352,442	2,362,634
Charlotte C. Simonelli	72,581	479,272
Melissa K. McSherry	48,147	272,512
Marilyn J. Wasser	60,110	396,618
Susan E. Yannaccone	28,692	198,589
(1)The shares acquired upon vesting and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)	Closing Price Per Share ($)	Value realized on Vesting ($)(b)
Ryan M. Schneider	02/27/23	(c)	103,093	5.95	613,403
	02/24/23	(d)	70,922	6.18	438,298
	03/01/23	(e)	55,555	5.66	314,441
	12/31/23	(f)	122,872	8.11	996,492
	12/31/23	(g)	—	8.11	—
	Total		352,442		2,362,634
Charlotte C. Simonelli	02/27/23	(c)	20,619	5.95	122,683
	02/24/23	(d)	15,957	6.18	98,614
	03/01/23	(e)	13,888	5.66	78,606
	12/31/23	(f)	22,117	8.11	179,369
	12/31/23	(g)	—	8.11	—
	Total		72,581		479,272

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Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)	Closing Price Per Share ($)	Value realized on Vesting ($)(b)
Melissa K. McSherry	03/01/23	(e)	9,259	5.66	52,406
	03/01/23	(e)	38,888	5.66	220,106
	Total		48,147		272,512
Marilyn J. Wasser	02/27/23	(c)	18,901	5.95	112,461
	02/24/23	(d)	13,002	6.18	80,352
	03/01/23	(e)	10,185	5.66	57,647
	12/31/23	(f)	18,022	8.11	146,158
	12/31/23	(g)	—	8.11	—
	Total		60,110		396,618
Susan E. Yannaccone	02/27/23	(c)	3,437	8.11	27,874
	02/24/23	(d)	7,092	6.18	43,829
	03/01/23	(e)	8,333	5.66	47,165
	12/31/23	(f)	9,830	8.11	79,721
	12/31/23	(g)	—	8.11	—
	Total		28,692		198,589
(a)A portion of the shares that vested was withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers received fewer shares than the amounts set forth in the table.
(b)Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.
(c)Shares received upon the third annual vesting of restricted stock unit awards granted in February 2020, with the exception of Ms. Yannaccone who received cash upon vesting of her award pursuant to the terms of her award, which was granted prior to her becoming an executive officer.
(d)Shares received upon the second annual vesting of restricted stock unit awards granted in February 2021.
(e)Shares received upon the first annual vesting of restricted stock unit awards granted in March 2022.
(f)Shares received upon the 77% payout under the 2021 to 2023 performance share unit grant that was based upon achievement of a Cumulative Free Cash Flow metric over the three-year period ended December 31, 2023. The number of shares reported for the performance share unit award represents the actual number of shares issued to the participant in February 2024, but the value realized is the closing market price of a share of our common stock on December 29, 2023. The actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.
(g)No payout was earned under the 2021 to 2023 performance share unit grant that was based upon achievement of a Relative Total Stockholder Return metric over the three-year period ended December 31, 2023.
Non-Qualified Deferred Compensation at 2023 Fiscal Year End
On December 15, 2017, the Compensation and Talent Management Committee froze participation in the Amended and Restated Anywhere Real Estate Group LLC Executive Deferred Compensation Plan (the "DCP"). As a result of the Compensation and Talent Management Committee's action, only DCP accounts existing on or prior to January 1, 2017, were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Anywhere Group on April 9, 2013, amended and restated the Realogy Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009, and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation and Talent Management Committee from time to time. Under the DCP, participants were permitted to defer both cash and

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equity-based compensation on such terms as our Compensation and Talent Management Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a "rabbi trust" for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014, or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to receive his or her account balance in a single lump-sum payment or elect to receive installment payments over time.
Ms. Wasser and Ms. Yannaccone are the only NEOs who had a DCP account in 2023. Ms. Wasser's account is comprised of deferred stock units related to deferred restricted stock unit and performance stock unit awards as well as deferred cash. Ms. Yannaccone's account is comprised of deferred stock units related to a deferred restricted stock unit award.
The following table sets forth certain information with respect to DCP accounts of Ms. Wasser and Ms. Yannaccone for 2023:

Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marilyn Wasser	—	—	95,390	—	561,171
Susan Yannaccone	—	—	4,565	—	21,524
(1)None of the amounts reported in the table were previously reported as compensation in the Summary Compensation Table.
(2)Reflects the increase in the value of deferred stock units and, for Ms. Wasser, gains on cash deferrals.
(3)The amount reported is the value of deferred stock units in each executive's DCP account based upon the closing price of our common stock on December 29, 2023, and, for Ms. Wasser, the value of cash deferrals in her DCP account.
Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2023, with each of our other NEOs.
Employment & Severance Arrangements. The terms of the amended and restated employment agreement between the Company and Mr. Schneider entered into on August 4, 2022, (the "CEO Agreement") are generally consistent with the executive severance and change in control provisions reflected in Anywhere's Executive Severance Plan and Executive Change in Control Plan (together, the "Severance & CIC Plans").
Each of our other NEOs were participants in the Severance & CIC Plans as of December 31, 2023, and have a separate letter agreement with the Company concerning material terms of his or her employment.
We refer to the CEO Agreement and the Severance & CIC Plans collectively in this section as the "NEO Agreements."
The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.

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The Committee, as Plan Administrator of the Severance & CIC Plans, may terminate, amend or modify such Severance & CIC Plans at any time, provided that, except as required by law, the Severance & CIC Plans may not be amended or terminated within six months prior to a change in control (as defined in the Severance & CIC Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan as of December 31, 2023, is set forth in the CD&A and is subject to increase in the Committee's discretion.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation and Talent Management Committee in its sole discretion.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:
▪an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in bi-weekly or monthly installments;
▪the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and
▪outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a "qualifying termination" within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section ("Non-Change-in-Control Severance"), subject to their continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The NEO Agreements also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times the sum of the NEO's annual base salary and target annual incentive award) rather than standard severance benefits (i.e., 1.0 the sum of annual base salary and target annual incentive award).
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata annual incentive award in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such awards are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the NEO resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any termination due to death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.
Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-

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tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback. Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider and two years for each other NEO, in each case, following the NEO's termination of employment for any reason, and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the NEO's habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the NEO's duties, (viii) the NEO's breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), unless the Company shall have notified the NEO in writing describing such conduct, to the extent such conduct is curable, and the NEO has failed to cure such conduct within ten business days after his or her receipt of such written notice.
Good Reason. Good Reason is defined in the CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target annual incentive award opportunity (not including any diminution in base salary permitted under the CEO Agreement); (iv) relocation of his primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if his commute increases as a result of such relocation or (v) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Severance & CIC Plans is substantially similar to that under the CEO Agreement except for the following material differences:
▪clause (i) of the definition of Good Reason under the CEO Agreement regarding Director service is not contained in the definition of Good Reason in the Severance & CIC Plans; and
▪the definition of Good Reason under the Severance & CIC Plans excludes a reduction in an NEO's EIP target as giving rise to a "good reason" termination.
Retirement. Retirement is any separation of service of an executive who is retirement eligible (other than a termination for Cause or a termination in connection with a change in control). Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.

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Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason(1)	Performance Share Units(2)(3)	RSUs(3)	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Performance Share Units will vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs (whether or not earned) upon termination date	Immediate vesting of unvested options, and options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement	If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period	If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant	If optionee remains employed or provides service to the Company for at least one year following the date of grant, options will continue to vest following retirement in accordance with schedule set forth in the Notice of Grant and optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date
By the Company without Cause or by the NEO for Good Reason	Performance Share Units will vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs	90 days to exercise options that had vested as of termination; Immediate forfeiture of unvested options
Change in Control with Shares Assumed	Performance Share Units converted at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.	RSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason	Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control	RSUs will vest in full; holder receives cash value of shares.	Option will vest in full; optionee receives spread value
(1)Capitalized terms are defined in the NEO equity award agreements and the Second Amended & Restated 2018 Long-Term Incentive Plan (or prior plan).
(2)Rules apply to terminations prior to end of performance period.

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Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned Agreements with Named Executive Officers and Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs.
The table below sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2023.

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)	Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)
Ryan M. Schneider	Severance Pay	6,000,000	6,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	29,100	29,100	—	—	—
	Equity Vesting/Acceleration	14,709,309	4,194,030	10,152,527	10,152,527	—
	Exceptional Achievements Award (7)	5,000,000	5,000,000	5,000,000	5,000,000	—
	Performance Cash Award Vesting/Acceleration (8)	10,000,000	—	—	—	—
	Total	35,738,409	15,223,130	16,152,527	15,152,527	—
Charlotte C. Simonelli	Severance Pay	3,800,000	1,900,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	17,807	17,807	—	—	—
	Equity Vesting/Acceleration	3,423,944	832,005	2,552,371	2,552,371	—
	Total	7,241,751	2,749,812	3,552,371	2,552,371	—
Melissa K. McSherry	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	875,000	—	—
	Health Care	27,278	27,278	—	—	—
	Equity Vesting/Acceleration	3,107,249	442,604	2,624,243	2,624,243	—
	Total	6,134,527	1,969,882	3,499,243	2,624,243	—
Marilyn J. Wasser	Severance Pay	2,400,000	1,200,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	500,000	—	—
	Health Care	10,273	10,273	—	—	—
	Equity Vesting/Acceleration	2,521,431	1,987,030	2,988,518	2,988,518	1,987,030
	Total	4,931,704	3,197,303	3,488,518	2,988,518	1,987,030
Susan E. Yannaccone	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	625,000	—	—
	Health Care	17,787	17,787	—	—	—
	Equity Vesting/Acceleration	3,897,146	622,459	3,266,343	3,266,343	—
	Total	6,914,933	2,140,246	3,891,343	3,266,343	—
(1)Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2023 EIP, to the extent earned. See "Summary Compensation Table" for amounts earned by the NEOs under the 2023 EIP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2023 EIP arising from a termination of employment as of December 31, 2023. The amounts shown also do not include deferred compensation payable to Ms. Wasser or Ms. Yannaccone under the Amended and Restated Executive Deferred Compensation Plan.

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(2)The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 29, 2023, ($8.11 per share).
(3)PSUs assumed by an acquiror in a change of control transaction are converted into time-vesting restricted stock units at target. The vesting of restricted stock units (including any time-vesting restricted stock units into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for "Good Reason" or his or her employment is terminated for other than "Cause" within 24 months of a change of control.
(4)Ms. Wasser was "retirement eligible" on December 31, 2023, and the amount shown under this column for "Equity Acceleration/Vesting" is the amount she would be entitled to under the "Retirement" column as the retirement eligible provisions of her awards provide greater benefits. See footnote (6) below.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2023 Fiscal Year End" table.
(5)Amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser (as a retirement eligible grantee) are the sum of (1) the amount set forth under the "Retirement" column and (2) the value of the unvested 2023 restricted stock unit award.
For other NEOs, the amounts shown under this column for "Equity Acceleration/Vesting" are the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2023 Fiscal Year End" table; and (2) the value of unvested restricted stock unit awards.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs, the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.
(6)For Ms. Wasser (as a retirement eligible grantee): (1) restricted stock units will continue to vest provided she has been employed or provided services to the Company for one year following the date of grant and (2) performance share units will continue to vest provided she has been employed or provided service to the Company for the first year of the three-year performance cycle.
The amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser are the sum of (1) the amount that would be payable under her 2022 and 2023 PSU awards based on the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2023 Fiscal Year End" table, and (2) the value of her unvested 2021 and 2022 restricted stock unit awards (as the one-year service requirement had been satisfied for those grants).
(7)As discussed in the CD&A, Mr. Schneider was paid a $5 million Exceptional Achievements Award in November 2023; however, as that award is subject to clawback if Mr. Schneider resigns his employment (without Good Reason) prior to March 1, 2025, the amounts shown in the table represent the amount that, upon such termination, would no longer be subject to clawback. The amounts do not represent additional payments upon termination.
(8)Represents the amount paid for each reason under the Performance Cash Award. If assumed or substituted in connection with a change in control, then upon the change in control, the Performance Cash Award ceases to be subject to the achievement of the performance criteria and vests in full at the end of the performance period, subject to continued employment and compliance with the applicable restrictive covenants. However, if after a change in control, the CEO’s employment is terminated without cause or the CEO resigns his employment for Good Reason (as defined in his employment agreement) during the applicable Performance Period, each performance cash award becomes fully vested and payable. If the CEO's employment is terminated without cause or the CEO resigns his employment for Good Reason during the applicable Performance Period, he will be eligible to receive a pro-rata amount of the Performance Award based on actual performance for the applicable Performance Period. If the CEO’s employment terminates due to his death or disability, he will be entitled to receive a portion of such Performance Award equal to the $5 million value of the Performance Award, pro-rated for the number of full months of the applicable Performance Period. As the first Performance Period does not begin until January 1, 2024, there is no prorated payout for Termination without Cause or for Good Reason, Death or Disability as of December 31, 2023.

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Pay Ratio
The following table sets forth the estimated ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding the CEO) for the year ended December 31, 2023:

CEO total compensation in 2023	$10,059,781
Median Employee total compensation in 2023	$75,089
Ratio of CEO to Median Employee total compensation	134.0
In identifying the non-CEO median employee, we considered 7,724 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2023, in the United States and the United Kingdom, other than our CEO. As permitted by the SEC rules, we elected to exclude 366 employees in nine jurisdictions other than the U.S. and the U.K., who in the aggregate represented 4.5% of our total employee base as of December 31, 2023.
The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:
▪salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2023;
▪cash award payments made in 2023, including payments made under our annual cash incentive plan and other cash-based incentive and commission plans;
▪the grant date fair value of equity awards; and
▪Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds into U.S. dollars using the conversion rate of 1.273, as in effect as of the last day of 2023.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $75,089 in fiscal year 2023, which includes salary of $74,642 and Company 401(k) contributions of $448.
Pay Versus Performance
Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (PEO) ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income ($ in millions)(5)	Operating EBITDA (non-GAAP) ($ in millions)(6)
					Total Stock-holder Return	Peer Group Total Stock-holder Return (4)
2023	10,059,781	13,033,190	3,478,480	4,238,076	83.76	263.07	(97)	200
2022	7,808,070	(14,373,512)	2,362,459	(173,097)	66.00	151.13	(287)	449
2021	12,619,247	23,627,955	3,899,958	5,361,892	173.66	187.16	343	902
2020	11,170,316	21,720,594	3,065,564	4,508,137	135.54	124.48	(360)	726
(1)Mr. Schneider served as the Company's PEO (CEO and President) for each year presented.
(2)The Company's Non-PEO NEOs were: (i) in 2022 and in 2023, Ms. Simonelli; Ms. McSherry; Ms. Yannaccone and Ms. Wasser, (ii) in 2021, Ms. Simonelli; Ms. Wasser; Mr. M. Ryan Gorman; and Ms. Katrina Helmkamp, and (iii) in 2020, Ms. Simonelli; Ms. Wasser; Ms. Helmkamp; and Mr. Casey.

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(3)The following table reflects adjustments made to total compensation amounts reported in the Summary Compensation Table ("SCT") for the PEO and Non-PEO NEOs for each applicable year to compute "Compensation Actually Paid" pursuant to Item 402(v) of Regulation S-K:

PEO (a)	2023	2022	2021	2020
Total Compensation as reported in the SCT	$10,059,781	$7,808,070	$12,619,247	$11,170,316
Deduction of amounts reported under the "Stock Awards" column of the SCT	(7,147,769)	(6,796,238)	(6,607,955)	(7,258,745)
Deduction of amounts reported under the "Option Awards" column of the SCT	—	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	10,714,745	1,733,121	10,575,495	11,981,413
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	(67,528)	(8,999,746)	5,346,914	5,145,877
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(398,380)	(4,379,556)	2,539,328	915,681
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(127,659)	(3,739,163)	(845,074)	(233,948)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	—	—
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—	—
Compensation Actually Paid to PEO	$13,033,190	$(14,373,512)	$23,627,955	$21,720,594

Non-PEO NEOs ($ amounts presented as averages) (a)	2023	2022	2021	2020
Total Compensation as reported in the SCT	$3,478,480	$2,362,459	$3,899,958	$3,065,564
Deduction of amounts reported under the "Stock Awards" column of the SCT	(1,714,493)	(1,579,605)	(932,201)	(954,082)
Deduction of amounts reported under the "Option Awards" column of the SCT	—	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	2,509,110	472,838	1,474,849	1,609,838
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	26,750	(895,369)	651,998	816,268
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(53,119)	(342,309)	347,271	(1,763)
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(8,652)	(191,111)	(79,983)	(14,036)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	—	(13,652)
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—	—
Compensation Actually Paid to Non-PEO NEOs	$4,238,076	$(173,097)	$5,361,892	$4,508,137
(a)    The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common stock

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as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of CFCF PSU awards was estimated using the closing stock price of our common stock as of the last day of the applicable year and adjusted for management's estimate of performance; (3) the fair value of RTSR PSU awards was estimated using the Monte Carlo Simulation method (which reflects for each particular award and valuation date adjustments for: estimates of performance, expected volatility, risk-free interest rate, correlation coefficient, and dividend yield); and (4) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects for each particular award and valuation date: adjustments for expected volatility, risk-free interest rate, dividend yield, expected term - calculated using the simplified method, and stock price). Declining stock price served as the primary driver of change in the fair value of options, partially offset by an increase in volatility - in particular for options granted prior to 2019, none of which were in-the-money as of any valuation date applicable to this table.
For each year, the value of RSU awards, PSU awards and stock option awards used to calculate Compensation Actually Paid reflect the following assumptions:

	2023	2022	2021	2020
RSU Awards:
Stock Price	$5.66 - $8.11	$6.39 - $18.25	$14.81 - $18.23	$3.41 - $13.12
CFCF PSU Awards:
Stock Price as of Year End	$8.11	$6.39	$16.81	$13.12
Performance Multiplier	0%-100%	50%-200%	200%	72% - 200%
RTSR PSU Awards:
Volatility	64.99%-70.76%	55.30% - 58.60%	51.60% - 83.30%	91.10% - 105.90%
Risk-Free Interest Rate	4.23%-4.79%	4.41% - 4.73%	0.39% - 0.73%	0.10% - 0.13%
Stock Options:
Stock Price	$4.88 - $5.79	$6.39 - $18.18	$14.81 - $19.28	$3.41 - $13.12
Expected Life	3 years	3 - 4 years	3 - 5 years	3 - 5.5 years
Risk-Free Interest Rate	3.58% - 4.51%	1.47% - 4.22%	0.30% - 1.26%	0.17% - 1.14%
Volatility	65.54%-74.95%	70.02% - 77.27%	62.20% - 78.62%	41.51% - 69.60%
Dividend Yield	—	—	—	—
(4)Peer group is the S&P Home Builders Select Industry index, or XHB Index (which includes a diversified group of holdings representing home building, building products, home furnishings and home appliances). The XHB Index is the published industry or line-of-business index utilized in the Company's Annual Report on Form 10-K for the years ended December 31, 2022 and 2023.
(5)Represents the amount of net income (loss) reflected in our audited financial statements for each applicable fiscal year.
(6)Operating EBITDA is our primary non-GAAP measure. See Annex A for a definition of Operating EBITDA, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.
Most Important Company Performance Measures
The following is an unranked list of the most important measures the Company used during 2023 to link executive compensation actually paid to Company performance.

Tabular List
■Operating EBITDA*
■Relative Total Stockholder Returns
■Cumulative Free Cash Flow*
*     See Annex A for a definition and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.

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Graphical Relationship Between Pay and Performance

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PROPOSAL 2:    ADVISORY VOTE ON ANYWHERE REAL ESTATE EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs as described in this Proxy Statement, which we refer to as a "Say-on-Pay Vote."
Our executive compensation program is designed to:
▪support a high-performance environment by linking compensation with performance;
▪attract, motivate and retain key executives who are crucial to our long-term success;
▪reinforce ethical behavior and practices and discourage excessive risk-taking; and
▪align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Our executive compensation program emphasizes performance-based compensation, and the majority of our CEO’s and other NEOs’ compensation is variable based on overall long-term Company performance. Our executive compensation program contains financial and strategic goals, and the value of equity-based awards will depend on our long-term stock price performance. We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2023 compensation of our NEOs.
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation and Talent Management Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
Recommendation for Approval

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3:    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2024.
PwC served as our independent registered public accounting firm for 2023 for both Anywhere Real Estate and Anywhere Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2024, the Audit Committee took into account multiple factors, including:
▪Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.
▪Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.
▪Demonstrated Objectivity. The Audit Committee considered the independence, objectivity, and professional skepticism demonstrated by PwC, including the quality and candor of PwC's communications with the Audit Committee and management.
▪Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business.
▪Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result from the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.
The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process. The Audit Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

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As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection process for each new lead engagement partner, which was last done in 2020 and was effective for PwC's audit of the Company's consolidated financial statements for fiscal year 2021.
The next lead audit engagement partner rotation is expected to commence in connection with an engagement of PwC in 2026.
The Audit Committee's selection process includes a review of candidate qualifications, candidate interviews and discussions with management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2024.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2024 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2023 and 2022. The aggregate fees billed for professional services by PwC in 2023 and 2022 were as follows:

	2023	2022
Audit Fees(1)	$5,499,938	$4,983,750
Audit-Related Fees	—	—
Tax Fees(2)	255,000	550,000
Other(3)	2,000	6,650
Total	$5,756,938	$5,540,400
(1)    Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.
(2)     Represents fees related to tax compliance services and research and development tax credit consulting.
(3)    Software license fee.

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Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Anywhere Group, whose members and purpose are identical to those of the Audit Committee of Anywhere Real Estate) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2023 and 2022 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2023 or 2022 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a "financial reporting oversight role" as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.
Audit Committee Report
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Anywhere. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Anywhere, the audits of Anywhere's consolidated financial statements and internal controls over financial reporting, and the performance of Anywhere's internal audit function.
The Audit Committee is comprised of five Directors, each of whom meets the independence standards of the NYSE and the SEC. All members of the Audit Committee have been designated by the Board as "audit committee financial experts" and one of the members, Michael J. Williams, has extensive industry-related experience.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available under the Investors link, Governance page of our website at www.anywhere.re.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Anywhere's independent registered public accounting firm and approves in advance all services to be performed by Anywhere's independent registered public accounting firm in accordance with SEC rules.

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As part of its engagement of Anywhere's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, the appropriateness of fees, and auditor independence. The Audit Committee, with the assistance of Anywhere management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Anywhere are compatible with PricewaterhouseCoopers LLP maintaining its independence.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Anywhere's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Anywhere's internal control over financial reporting. PricewaterhouseCoopers LLP, Anywhere's independent registered public accounting firm, is responsible for performing an independent audit of Anywhere's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Anywhere's internal control over financial reporting. The Audit Committee has reviewed and discussed Anywhere's 2023 Annual Report on Form 10-K, including the audited consolidated financial statements of Anywhere for the year ended December 31, 2023, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2023, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:
▪approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;
▪reviewed and discussed with management and PricewaterhouseCoopers LLP Anywhere's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;
▪reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Anywhere's disclosure controls and procedures and internal controls over financial reporting;
▪reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;
▪reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Anywhere's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Anywhere's internal controls over financial reporting;
▪considered and discussed with management, the Head of Internal Audit and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;
▪in coordination with the full Board and its applicable committees, provided oversight on capital allocation and liquidity matters;

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▪received reports on the Company's information security environment from the Company's Chief Information Security Officer, including with respect to data privacy and information technology initiatives as well as the internal and external cyber threat environment;
▪regularly discussed with management and the Head of Internal Audit the Company’s risk assessment and risk management policies and practices;
▪reviewed the integrated risk assessment performed by the internal audit, enterprise risk management, and ethics & compliance teams;
▪approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;
▪conferred regularly with the General Counsel on legal matters;
▪continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;
▪in coordination with the full Board and its applicable committees, reviewed the Company's finance team talent;
▪promoted a culture of high respect for the Company's audit and finance functions; and
▪met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the Head of Internal Audit and PricewaterhouseCoopers LLP.
Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Anywhere's Annual Report on Form 10-K for the year ended December 31, 2023.
AUDIT COMMITTEE
Felicia Williams (Chair)
V. Ann Hailey
Bryson R. Koehler
Sherry M. Smith
Michael J. Williams

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Proxy Access Nominations for 2025 Annual Meeting
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2025 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 20, 2024, but not before October 23, 2024, which is not less than 120 days nor more than 150 days prior to March 19, 2025, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2024 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable provisions of our Bylaws.
Our Bylaws have been filed as an exhibit to our Annual Report on Form 10-K filed on February 20, 2023. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2025 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2025 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 20, 2024.
Other Stockholder Proposals and Director Nominations to be Brought Before the 2025 Annual Meeting
Our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 3, 2025, and not later than February 2, 2025.
However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after May 2, 2025, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2025 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).

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FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March 19, 2024, we will begin mailing to our stockholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Our proxy materials are also available on the Investors section of our website at www.anywhere.re.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 2, 2024, at 9:00 a.m., Eastern Daylight Time, in a virtual-only format.
Any stockholder as of the record date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/HOUS2024
We encourage you to access the Annual Meeting online prior to its start time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HOUS2024, which we call the Annual Meeting Website, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.
If you wish to submit a question during the Annual Meeting, you may do so from the Annual Meeting Website by entering your question at the applicable place and clicking “submit.” We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.
You also may vote online and examine our stockholder list during the Annual Meeting by following the instructions provided on the Annual Meeting Website.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page to the Annual Meeting Website.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
▪the election of thirteen Directors for a one-year term;
▪the advisory approval of our executive compensation program;
▪the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2024; and
▪to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

2024 Proxy Statement	86

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
How does the Board recommend that I vote?
The Board recommends the following votes:
▪FOR the election of each of the Director nominees;
▪FOR the advisory vote to approve our executive compensation program; and
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2024.
How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:
▪by telephone by calling the toll-free number 800-690-6903 (have your Notice or proxy card in hand when you call);
▪by Internet before the Annual Meeting at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
▪by mail if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
▪by Internet during the Annual Meeting (please see above under "How do I attend the Annual Meeting?").
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered by Internet during the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Wednesday, May 1, 2024.
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote by Internet during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/HOUS2024. Have your Notice, proxy card or voting instruction form available when you access the Annual Meeting Website.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 6, 2024, (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 111,085,164 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors. (A plurality voting standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see "Proposal 1: Election of Directors—Stockholder Voting for Election of Directors" on page 31.

2024 Proxy Statement	87

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Advisory Vote on Executive Compensation (Proposal 2): As this agenda item is a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation and Talent Management Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Ratification of Independent Auditor (Proposal 3)): This proposal requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval.
Abstentions will have the effect of a vote "against" Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote before the Annual Meeting via the Internet, by telephone, or by returning your proxy or via the Internet during the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of The New York Stock Exchange, or the NYSE, your record holder has discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending and voting by Internet during the Annual Meeting.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $8,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is "householding"?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact our transfer agent, Computershare, in writing at 462 S. 4th Street, Suite 1600, Louisville, KY 40202 or via their toll-free number (800) 962-4284.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

2024 Proxy Statement	88

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
ANNEX A:     NON-GAAP DEFINITIONS & RECONCILIATIONS
Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.

A

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
Reconciliation of Net (loss) income to (i) Operating EBITDA for the years ended December 31, 2023, 2022 and 2021 (in millions):

	Year Ended December 31,
	2023	2022	2021
Net (loss) income attributable to Anywhere Real Estate	$(97)	$(287)	$343
Income tax (benefit) expense	(15)	(68)	133
(Loss) income before income taxes	(112)	(355)	476
Add: Depreciation and amortization	196	214	204
Interest expense, net	151	113	190
Restructuring costs, net (a)	49	32	17
Impairments (b)	65	483	4
Former parent legacy cost, net (c)	18	1	1
(Gain) loss on the early extinguishment of debt (c)	(169)	96	21
Loss (gain) on the sale of businesses, investments or other assets, net (d)	2	(135)	(11)
Operating EBITDA	$200	$449	$902
(a)Restructuring charges incurred for the year ended December 31, 2023, include $11 million at Anywhere Brands, $25 million at Anywhere Advisors, $4 million at Anywhere Integrated Services and $9 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2022 include $1 million at Anywhere Brands, $19 million at Anywhere Advisors and $12 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2021, include $5 million at Anywhere Brands, $7 million at Anywhere Advisors and $5 million at Corporate and Other.
(b)Non-cash impairments for the year ended December 31, 2023, include $25 million at Anywhere Brands to reduce goodwill related to Cartus, $25 million related to franchise trademarks and $15 million related to leases and other assets. Non-cash impairments for the year ended December 31, 2022, include $280 million and $114 million related to goodwill at Anywhere Advisors and Anywhere Brands, respectively, $76 million related to franchise trademarks and $13 million related to leases and other assets including an investment. Non-cash impairments for the year ended December 31, 2021, primarily relate to software and lease asset impairments.
(c)Former parent legacy items and (Gain) loss on the early extinguishment of debt are recorded in Corporate and Other. Former parent legacy cost in 2023 relates to developments in a legacy tax matter in the first quarter of 2023. Gain on the early extinguishment of debt in 2023 relates to the debt exchange transactions and open market repurchases that occurred during the third quarter of 2023. Loss on the early extinguishment of debt in 2022 primarily relates to the refinancing transactions that occurred during the first quarter of 2022.
(d)Gain on the sale of businesses, investments or other assets, net in 2022 is recorded in Anywhere Integrated Services and is related to the sale of the Title Underwriter and subsequent sales of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture. Gain on the sale of businesses, investments or other assets, net for the year ended December 31, 2021, is primarily recorded in Anywhere Advisors.

A

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
Reconciliation of Net (loss) income to Free Cash Flow for the years ended December 31, 2023, 2022 and 2021 (in millions):

	Year Ended December 31,
	2023	2022	2021
Net (loss) income attributable to Anywhere Real Estate	$(97)	$(287)	$343
Income tax (benefit) expense	(15)	(68)	133
Income tax payments	(14)	(62)	(64)
Interest expense, net	151	113	190
Cash interest payments	(168)	(164)	(188)
Depreciation and amortization	196	214	204
Capital expenditures	(72)	(109)	(101)
Restructuring costs/reversals and former parent legacy items, net of payments	23	2	(9)
Impairments	65	483	4
(Gain) loss on the early extinguishment of debt	(169)	96	21
Loss (gain) on the sale of businesses, investments or other assets, net	2	(135)	(11)
Working capital adjustments	141	(190)	19
Relocation receivables (assets), net of securitization obligations	24	(52)	12
Free Cash Flow	$67	$(159)	$553

Reconciliation of net cash provided by (used in) operating activities to Free Cash Flow for the years ended December 31, 2023, 2022 and 2021 (in millions):

	Year Ended December 31,
	2023	2022	2021
Net cash provided by (used in) operating activities	$187	$(92)	$643
Property and equipment additions	(72)	(109)	(101)
Net change in securitization	(48)	44	12
Effect of exchange rates on cash and cash equivalents	—	(2)	(1)
Free Cash Flow	$67	$(159)	$553

Net cash used in investing activities	$(59)	$(55)	$(147)
Net cash used in financing activities	$(227)	$(376)	$(275)

A

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ
DEFINITIONS OF CERTAIN COMPENSATION MEASURES
Plan Operating EBITDA Definition
Plan Operating EBITDA for fiscal year 2023 is defined by us as Operating EBITDA adjusted for the impact of foreign exchange movements, pension expenses that differ from the budget, the impact of natural disasters, net of insurance reimbursement, revenue/EBITDA lost or expenses incurred relating to litigation, arbitration, regulatory investigations, tax audits and regulatory compliance, net of insurance reimbursement, that either exceed $1.0 million or, in the case of complex litigation matters listed in our Form 10-K for 2022, that differ from the budget, or EBITDA lost or expenses incurred to pay liability management expenses within Board oversight that differ from forecasts and other items, such as unusual, non-recurring or extraordinary corporate transactions.
Set forth in the table below is the calculation of Plan Operating EBITDA under the 2023 EIP (in millions):

Year Ended December 31, 2023
Operating EBITDA	$200.0
Adjustment for impact of foreign exchange movements	(3.2)
Adjustment for pension expense that differs from 2023 budget	3.7
Adjustment for litigation (including legal reserves), arbitration, regulatory investigations, tax audits and regulatory compliance	45.0
Adjustment for CEO extraordinary achievements award	5.0
Plan Operating EBITDA	$250.4
Cumulative Free Cash Flow under the 2021 to 2023 Performance Share Units
Cumulative Free Cash Flow means free cash flow attributable to the Company for the three-year period ended December 31, 2023, (the "Performance Period") as reported in the Free Cash Flow in Table 7 to the Company’s year end earnings press releases for 2021, 2022 and 2023; provided that capital expenditures shall not be deducted from net income (loss). In addition, Cumulative Free Cash Flow for the 2021-2023 PSU awards was permitted to be adjusted for unusual, non-recurring or extraordinary corporate transactions, events or developments or changes in accounting principles and could be increased or decreased, as appropriate, for certain items, such as those that differed from the cash amounts assumed in the forecast underlying the target, including the items reported in the table below.
Set forth in the table below is the calculation of Cumulative Free Cash Flow under the 2021-2023 Performance Share Units (in millions):

Reported 2021-2023 Cumulative Free Cash Flow	$743.3
Adjustment for variations in securitizations	23.2
Adjustment for variations in legacy cash payments	(5.6)
Adjustment for variations in tax	(5.0)
Adjustment for variations in restructuring savings	10.2
Adjustment for cash used or revenue/EBITDA lost relating to litigation (settlement payments)	10.0
Adjustment for unusual, non-recurring or extraordinary corporate transactions:
Cash impact from the sale of the title underwriter in 2022	61.0
Cash outlays from the investment in RealSure (which was not contemplated at the time the CFCF goal was established)	23.7
CEO extraordinary achievements award	5.0
Adjusted 2021-2023 Cumulative Free Cash Flow	$865.8

A

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ

PROXY CARD

ANYWHERE REAL ESTATE INC.
ATTN: ALICIA SWIFT
175 PARK AVENUE
MADISON, NJ 07940

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HOUS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31370-P06436 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANYWHERE REAL ESTATE INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a one-year term expiring in 2025 and until their successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. Fiona P. Dias	☐	☐	☐
1b. Matthew J. Espe	☐	☐	☐
1c. V. Ann Hailey	☐	☐	☐
1d. Bryson R. Koehler	☐	☐	☐
1e. Joseph Z. Lenz	☐	☐	☐
1f. Duncan L. Niederauer	☐	☐	☐
1g. Egbert L. J. Perry	☐	☐	☐
1h. Ryan M. Schneider	☐	☐	☐
1i. Enrique Silva	☐	☐	☐
1j. Sherry M. Smith	☐	☐	☐
1k. Christopher S. Terrill	☐	☐	☐
1l. Felicia Williams	☐	☐	☐
1m. Michael J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Advisory Approval of the Compensation of Our Named Executive Officers.	☐	☐	☐
3. Ratification of the Appointment of PricewaterhouseCoopers LLP to serve as our Registered Public Accounting Firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CORPORATE GOVERNANCE	ELECTION OF DIRECTORS	EXECUTIVE COMPENSATION	AUDIT MATTERS	FAQ

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V31371-P06436

ANYWHERE REAL ESTATE INC.
2024 Annual Meeting of Stockholders
May 2, 2024 9:00 AM
This proxy is solicited on behalf of the Board of Directors of Anywhere Real Estate Inc.
for the Annual Meeting of Stockholders to be held May 2, 2024

The undersigned hereby appoint(s) Ryan M. Schneider, Charlotte C. Simonelli and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the 2024 Annual Meeting of Stockholders of Anywhere Real Estate Inc., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Anywhere Real Estate Inc. that the undersigned is/are entitled to vote at such meeting to be held at 9:00 AM, EDT on May 2, 2024, virtually at www.virtualshareholdermeeting.com/HOUS2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side